Filed Pursuant to Rule 424(b)(4)
Registration No. 333-271763

PROSPECTUS SUPPLEMENT

(To Prospectus dated May 9, 2023)

10,000,000 Shares

Integral Ad Science Holding Corp.

Common Stock Offered by the Selling Stockholders

The selling stockholders identified in this prospectus supplement (the “selling stockholders”) are offering 10,000,000 shares of common stock, par value $0.001 per share (“common stock”), of Integral Ad Science Holding Corp. (“IAS,” the “Company,” “we,” or “us”). We will not receive any proceeds from the sale of the stock to be offered by the selling stockholders.

The selling stockholders have granted the underwriters the option to purchase up to an additional 1,500,000 shares from the selling stockholders on the same terms and conditions noted below within 30 days of the date of this prospectus supplement. We will not receive any proceeds from the sale of our common stock by the selling stockholders pursuant to any exercise of the underwriters’ option to purchase additional shares.

Our common stock is quoted on the NASDAQ Global Select Market (“NASDAQ”) under the symbol “IAS.” The last reported closing sale price of our common stock on NASDAQ was $17.32 per share on May 9, 2023.

	Per Share	Total
Public offering price	$15.00	$150,000,000
Underwriting discounts and commissions(1)	$0.60	$6,000,000
Proceeds, before expenses, to the selling stockholders	$14.40	$144,000,000

(1)	See “Underwriting” for a description of compensation payable to the underwriters.

INVESTING IN OUR COMMON STOCK INVOLVES A NUMBER OF RISKS. SEE “RISK FACTORS” ON PAGE S-9 OF THIS PROSPECTUS SUPPLEMENT, ON PAGE 6 OF THE ACCOMPANYING PROSPECTUS AND INCLUDED IN OUR MOST RECENT ANNUAL REPORT ON FORM 10-K, WHICH IS INCORPORATED BY REFERENCE INTO THIS PROSPECTUS SUPPLEMENT, TO READ ABOUT FACTORS YOU SHOULD CAREFULLY CONSIDER BEFORE INVESTING IN OUR COMMON STOCK.

Neither the Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The underwriters expect to deliver the shares of common stock to purchasers on or about May 12, 2023.

Morgan Stanley	Jefferies

Barclays	Wells Fargo Securities	Evercore ISI

Oppenheimer & Co.	Raymond James	Stifel	BMO Capital Markets	KeyBanc Capital Markets

Scotiabank	Academy Securities	Blaylock Van, LLC	C.L. King & Associates

The date of this prospectus supplement is May 9, 2023.

PROSPECTUS SUPPLEMENT

PROSPECTUS

Neither we, the selling stockholders, nor the underwriters have authorized anyone to provide you with different information or to make any representations other than those contained or incorporated by reference into this prospectus supplement, the accompanying prospectus, or in any free writing prospectuses we have prepared. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. This prospectus supplement and the accompanying prospectus do not constitute an offer to sell, or a solicitation of an offer to purchase, the securities offered by this prospectus supplement and the accompanying prospectus in any jurisdiction in which it is unlawful to make such offer or solicitation. You should assume that the information contained in this prospectus supplement, the accompanying prospectus, and the documents incorporated by reference is accurate only as of the date such information is presented. Our business, financial condition, and results of operations may have changed since the date such information was presented.

For investors outside the United States: neither we, the selling stockholders, nor the underwriters have done anything that would permit this offering or possession or distribution of this prospectus supplement and the accompanying prospectus in any jurisdiction where action for that purpose is required, other than in the United States. You are required to inform yourselves about and to observe any restrictions relating to this offering and the distribution of this prospectus supplement and the accompanying prospectus outside of the United States.

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ABOUT THIS PROSPECTUS SUPPLEMENT

This prospectus supplement, the accompanying prospectus, and any free writing prospectus form part of a registration statement on Form S-3 that we filed with the SEC using a “shelf” registration process as a “well-known seasoned issuer” as defined in Rule 405 under the Securities Act of 1933, as amended (the “Securities Act”). Under this shelf registration process, the selling stockholders named in a prospectus supplement may, from time to time, offer and sell our common stock in one or more offerings or resales.

This document is in two parts. The first part is this prospectus supplement, which describes the specific terms of this common stock offering and also adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference therein. The second part, the accompanying prospectus, provides more general information. Generally, when we refer to this prospectus, we are referring to both parts of this document combined. To the extent that any statement that we make in this prospectus supplement is inconsistent with statements made in the accompanying prospectus or any documents incorporated by reference therein, the statements made in this prospectus supplement will be deemed to modify or supersede those statements made in the accompanying prospectus and documents incorporated by reference therein.

It is important for you to read and consider all information contained in this prospectus supplement and the accompanying prospectus, including the documents incorporated by reference herein and therein, and any related free writing prospectus, in making your investment decision. You should also read and consider the information in the documents to which we have referred you in the sections entitled “Where You Can Find More Information” and “Information Incorporated by Reference” in the accompanying prospectus.

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PROSPECTUS SUPPLEMENT SUMMARY

This summary highlights selected information contained elsewhere or incorporated by reference in this prospectus supplement. This summary does not contain all of the information that you should consider before investing in our common stock. For a more complete understanding of us and this offering, you should read and carefully consider the entire prospectus supplement, the accompanying prospectus and the information incorporated by reference herein and therein carefully, including the “Risk Factors” in our most recent Annual Report on Form 10-K which is incorporated by reference in this prospectus supplement and accompanying prospectus, the consolidated financial statements and related notes and other information that we incorporate by reference herein, including our Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q. Some of the statements in this prospectus supplement are forward-looking statements. See “Forward-Looking Statements.”

Unless the context otherwise requires, the terms “IAS,” the “Company,” “our company,” “we,” “us,” and “our” in this prospectus refer to Integral Ad Science Holding Corp. and, where appropriate, its consolidated subsidiaries. The term “Vista” refers to Vista Equity Partners, our principal stockholder. The term “Vista Funds” or “selling stockholders” refer collectively to Vista Equity Partners Fund VI, L.P., Vista Equity Partners Fund VI-A, L.P., and VEPF VI FAF, L.P., funds that are wholly-owned by Vista.

Company Overview

We are a leading digital media quality company offering advertising measurement, optimization and publisher solutions. Our mission is to be the global benchmark for trust and transparency in digital media quality for the world’s leading brands, publishers, and platforms.

Through our cloud-based technology platform and the actionable insights it provides, we deliver independent measurement and verification of digital advertising across all devices, channels, and formats, including desktop, mobile, connected TV, social, display, and video. Our Quality Impressions® is a proprietary metric that helps ensure media quality standards. To be counted as a Quality Impression, a digital ad must be viewable, by a real person rather than a bot, in a brand-safe and suitable environment within the correct geography. The viewability and invalid traffic filtration aspects of Quality Impression are accredited by the Media Rating Council (MRC) across desktop and mobile platforms.

Without an independent evaluation of digital advertising quality, brands and their agencies previously relied on a wide range of publishers and ad platforms to self-report and measure the effectiveness of campaigns without a global benchmark to understand success. We are an independent, trusted partner for buyers and sellers of digital advertising to increase accountability, transparency, and effectiveness in the market. We help advertisers optimize their ad spend and better measure consumer engagement with campaigns across platforms, while enabling publishers to improve their inventory yield and revenue.

As a leading digital media quality partner, we have deep integrations with all the major advertising and technology platforms including Facebook, Instagram, Google, YouTube, LinkedIn, Amazon, Microsoft, Pinterest, Snap, Spotify, TikTok, The Trade Desk, Twitter, Xandr, and Yahoo.

Our platform uses advanced artificial intelligence and machine learning technologies to process over 100 billion daily web transactions on average. With this data, we deliver actionable insights and analytics to our global customers through our easy-to-use reporting platform, IAS Signal™, helping brands, agencies, publishers, and platform partners improve media quality and campaign performance. As of December 31, 2022, our solutions were globally activated across 111 countries.

We serve customers globally with 15 offices in 11 countries. Our efficient go-to-market strategy has fueled our growth and ability to serve our customers. Our net revenue retention rates of advertising customers were 118%, 128% and 108% for the years ended December 31, 2022, 2021 and 2020, respectively.

For a more fulsome description of our business, please refer to Part I, Item 1, “Business” in our most recent Annual Report on Form 10-K, which is incorporated herein by reference, as amended by any subsequent amendment or any report filed for the purpose of updating that description.

Our Principal Stockholder

We have a valuable relationship with our principal stockholder, Vista.

Vista is a leading global investment firm with more than $96.0 billion in assets under management as of December 31, 2022. The firm exclusively invests in enterprise software, data and technology-enabled organizations across private equity, permanent capital, credit, and public equity strategies, bringing an approach that prioritizes creating enduring market value for the benefit of its global ecosystem of investors, companies, customers, and employees. Vista’s investments are anchored by a sizable long-term capital base, experience in structuring technology-oriented transactions and proven, flexible management techniques that drive sustainable growth. Vista believes the transformative power of technology is the key to an even better future—a healthier planet, a smarter economy, a diverse and inclusive community, and a broader path to prosperity.

Risk Factors Summary

There are a number of risks related to our business and our securities. You should carefully consider all the information presented in the section entitled “Risk Factors” in this prospectus. Some of the principal risks related to our business include the following:

•

factors that affect the amount of advertising spending, such as economic downturns and marketability, instability in geopolitical or market conditions generally, and any changes in tax treatment of advertising expenses, can make it difficult to predict our revenue and could adversely affect our business, results of operations, and financial condition;

•

public health outbreaks, epidemics or pandemics, such as the COVID-19 pandemic, the measures taken to contain the spread of such outbreaks and the impact of such outbreaks on the global economy could harm our business, results of operations, and financial condition;

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if we fail to innovate, maintain or achieve industry accreditation standards, make the right investment decisions in our offerings and platform, including responding to technological changes or upgrading our technology systems, and expand into new channels, we may not attract new customers, retain customers, or achieve customer acceptance of our products, and our business, revenue, and results of operations may decline;

•	the market in which we participate is intensely competitive, both from established and new companies, and we may not be able to compete successfully with our current or future competitors;

•

we rely on integrations with advertising platforms, demand-side platforms (“DSPs”), proprietary platforms, and ad servers, over which we exercise little control and loss of integration, through technology issues, regulations affecting our partners or loss of partners would materially affect our business;

•

our international expansion may expose us to additional risks and requires increased expenditures, which imposes additional risks and compliance imperatives, and failure to successfully execute our international plans will adversely affect our growth and operating results;

•	if we are not able to maintain and enhance our brand, our business, financial condition, and operating results may be adversely affected;

•	we are subject to payment-related risks and, if our customers do not pay or dispute their invoices, our business, financial condition, and operating results may be adversely affected;

•	we have revenue share arrangements with certain DSPs and any material changes to those sharing arrangements could affect our costs;

•	if we are unable to remain competitive, retain key clients or lose large clients, our business could be adversely affected;

•	certain operating results and financial metrics may be difficult to accurately predict due to seasonality;

•	our revenue model depends on high impression volumes, the growth of which may not be sustained, and our short operating history makes it difficult to evaluate our future prospects;

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the market for buying digital advertising verification solutions is relatively new and evolving. Our estimates of market opportunity and forecasts of market growth included in this Annual Report may prove to be inaccurate;

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if the non-proprietary technology, software, products and services that we use are unavailable, become subject to future license or other terms we cannot agree to, or do not perform as we expect, our business, financial condition, and results of operations could be harmed;

•	we may be sued by third parties for alleged infringement, misappropriation or other violation of their proprietary rights, which would result in additional expense and potential damages;

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we may be unable to obtain, maintain, protect, or enforce intellectual property and proprietary rights that are important to our business, which could enable others to copy or use aspects of our technology without compensating us, thereby eroding our competitive advantages and harming our business;

•

failures in the systems and infrastructure supporting our solutions and operations could significantly disrupt our operations, and operational, technical, and performance issues with our platform, whether real or perceived may adversely affect our business, reputation, financial condition, and operating results;

•

if unauthorized access is obtained to user, customer or inventory, and third-party provider data, or our platform is compromised, our services may be disrupted or perceived as insecure, and as a result, we may lose existing customers or fail to attract new customers, and we may incur significant reputational harm and legal and financial liabilities;

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concerns regarding data privacy and security relating to our industry’s technology and practices, and perceived failure to comply with laws and industry self-regulation, could damage our reputation and deter current and potential customers from using our products and services;

•	we are subject to taxation in multiple jurisdictions. Any adverse development in the tax laws of any of these jurisdictions, any disagreement with our tax positions or change in our annual effective income tax rate could have a material and adverse effect on our business, financial condition or results of operations;

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our corporate culture has contributed to our success and, if we are unable to maintain it, our business, financial condition, and results of operations could be harmed and the quality of our platform and solutions may suffer; and

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our business is subject to the risks of earthquakes, fires, floods, and other natural catastrophic events and to interruption by man-made problems such as terrorism, computer viruses, or social disruption impacting advertising spending.

These and other risks are more fully described in the section entitled “Risk Factors” in this prospectus, in our most recent Annual Report on Form 10-K and in subsequently filed Quarterly Reports on Form 10-Q, or in other SEC filings incorporated by reference herein. If any of these risks actually occurs, our business, financial condition, results of operations, cash flows and prospects could be materially and adversely affected. As a result, you could lose all or part of your investment in our securities.

General Corporate Information

We completed our initial public offering on July 2, 2021 (the “IPO”), and our common stock commenced trading on NASDAQ on June 30, 2021. Our website address is www.integralads.com. Our telephone number is (646) 278-4871. We do not currently maintain a principal executive office. The information contained on, or that can be accessed through, our website is not incorporated by reference into this prospectus supplement, and you should not consider any information contained on, or that can be accessed through, our website as part of this prospectus supplement or in deciding whether to purchase our common stock. We are a holding company and all of our business operations are conducted through our subsidiaries.

Additional information about us is included in documents incorporated by reference in this prospectus supplement. See “Where You Can Find More Information” and “Information Incorporated by Reference.”

Trademarks, Service Marks, and Trade Names

This prospectus supplement and the documents incorporated by reference herein include our trademarks and service marks such as “IAS,” “Integral Ad Science,” “IAS Signal,” “Quality Impressions,” and “Total Visibility,” which are protected under applicable intellectual property laws and are the property of us or our subsidiaries. This prospectus supplement and the documents incorporated by reference herein also contain trademarks, service marks, trade names, and copyrights of other companies, such as “AWS” and “Oracle’s MOAT,” which are the property of their respective owners. Solely for convenience, trademarks and trade names referred to in this prospectus supplement and the documents incorporated by reference herein may appear without the ® or ™ symbols, but such references are not intended to indicate, in any way, that we will not assert, to the fullest extent under applicable law, our rights or the rights of the applicable licensor to these trademarks, and trade names.

Status as a Controlled Company

Because Vista will beneficially own 84,380,001 shares of our common stock, representing approximately 54.5% of the voting power of our company following the completion of this offering (or 53.5% if the underwriters’ option to purchase additional shares is exercised in full), we will remain a “controlled company” as of the completion of the offering under the Sarbanes-Oxley Act of 2002, as amended (the “Sarbanes-Oxley

Act”), and the rules of NASDAQ. As a controlled company, we are not required to have a majority of independent directors or to form an independent compensation committee or nominating and corporate governance committee. As a controlled company, we are subject to the rules of the Sarbanes-Oxley Act and are required to have an audit committee that is composed entirely of independent directors.

If at any time we cease to be a controlled company, we will take all action necessary to comply with the Sarbanes-Oxley Act and the rules of NASDAQ, including by having a majority of independent directors and ensuring we have a compensation committee and a nominating and corporate governance committee, each composed entirely of independent directors, subject to a permitted “phase-in” period.

Implications of Being an Emerging Growth Company

We qualify as an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”). We will remain an emerging growth company until the earliest of (1) December 31, 2026, (2) the last day of the fiscal year in which we have total annual gross revenue of at least $1.235 billion, (3) the date on which we are deemed to be a large accelerated filer (this means the market value of common that is held by non-affiliates exceeds $700.0 million as of the end of the second quarter of that fiscal year) or (4) the date on which we have issued more than $1.0 billion in non-convertible debt securities during the prior three-year period.

An emerging growth company may take advantage of reduced reporting requirements that are otherwise applicable to public companies. These provisions include, but are not limited to:

•	not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act;

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an exemption from compliance with any requirement that the Public Company Accounting Oversight Board may adopt regarding mandatory audit firm rotation or a supplement to the auditor’s report providing additional information about the audit and the financial statements;

•	reduced disclosure obligations regarding executive compensation in periodic reports, proxy statements, and registration statements; and

•	exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved.

We expect to elect to take advantage of certain reduced disclosure obligations regarding financial statements and other reduced burdens in future filings for so long as we qualify as an emerging growth company. As a result, the information that we provide to our shareholders may be different than you might receive from other public reporting companies in which you hold equity interests.

The JOBS Act also permits an emerging growth company like us to take advantage of an extended transition period to comply with new or revised accounting standards applicable to public companies. We have elected to “opt-in” to this extended transition period for complying with new or revised accounting standards and, therefore, we will not be subject to the same new or revised accounting standards as other public companies that comply with such new or revised accounting standards on a non-delayed basis. As a result, our operating results and consolidated financial statements may not be comparable to the operating results and financial statements of other companies who have adopted the new or revised accounting standards. It is possible that some investors will find our common stock less attractive as a result, which may result in a less active trading market for our common stock and higher volatility in our stock price.

THE OFFERING

Common stock offered by the selling stockholders	10,000,000 shares.

Option to purchase additional shares of common stock	The selling stockholders have granted the underwriters a 30-day option from the date of this prospectus supplement to purchase up to 1,500,000 additional shares of common stock at the public offering price, less underwriting discounts and commissions.

Common stock outstanding	154,927,770 shares.

Voting rights	Holders of our common stock are each entitled to one vote per share.

Voting power held by public stockholders immediately after giving effect to this offering	45.5% (or 46.5% shares if the underwriters exercise in full their option to purchase additional shares of common stock).

Voting power held by Vista immediately after giving effect this offering	54.5% (or 53.5% shares if the underwriters exercise in full their option to purchase additional shares of common stock).

Controlled company	Following this offering we will continue to be a “controlled company” within the meaning of the corporate governance rules of NASDAQ.

Use of proceeds	We will not receive any of the proceeds from the sale of the shares of common stock by the selling stockholders in this offering, including any shares the selling stockholders may sell pursuant to the underwriters’ option to purchase additional shares of our common stock. See “Use of Proceeds.”

Dividend policy	We do not currently anticipate paying dividends on our common stock for the foreseeable future. Any future determination to pay dividends on our common stock will be subject to the discretion of our board of directors (the “Board”) and depend upon various factors. See “Dividend Policy” in the accompanying prospectus.

Trading symbol	Our common stock is quoted on NASDAQ under the symbol “IAS.”

Risk factors	You should read the “Risk Factors” section of this prospectus supplement and accompanying prospectus, including the risk factors under the heading “Risk Factors” included in our most recent Annual Report on Form 10-K which is incorporated by reference into this prospectus supplement for a discussion of factors to consider carefully before deciding to invest in shares of our common stock.

The number of shares of common stock to be outstanding following this offering is based on 154,927,770 shares of common stock outstanding as of May 2, 2023, and excludes:

•	3,727,793 shares of common stock issuable upon the exercise of time-based options outstanding with a weighted average exercise price of $7.94 per share;

•	1,909,715 shares of common stock issuable upon the exercise of return-based options outstanding with a weighted average exercise price of $7.66 per share;

•	10,584,104 shares of common stock issuable upon vesting and settlement of restricted stock units (“RSUs”);

•	2,409,298 shares of common stock issuable upon vesting and settlement of market stock units (“MSUs”); and

•	35,121,308 shares and 4,573,457 shares of common stock reserved for issuance under our 2021 Omnibus Incentive Plan (the “2021 Plan”) and 2021 Employee Stock Purchase Plan (the “ESPP”), respectively.

Unless otherwise indicated, all information in this prospectus supplement assumes (i) no issuance of shares of common stock upon vesting and settlement of RSUs or MSUs after May 2, 2023 and (ii) no exercise by the underwriters of their option to purchase additional shares of common stock.

RISK FACTORS

Before making an investment decision, you should carefully consider the risks described below, and under the heading “Risk Factors” in our most recent Annual Report on Form 10-K and in subsequently filed Quarterly Reports on Form 10-Q, together with all of the other information appearing in this prospectus supplement or accompanying prospectus or incorporated by reference herein or therein. The risks so described are not the only risks facing the Company. Additional risks not presently known to us or that we currently deem immaterial may also impair our business operations. Our business, financial condition, and results of operations could be materially adversely affected by any of these risks. Furthermore, the trading price of our common stock could decline due to any of these risks, and you may lose all or part of your investment.

Risks Related to our common stock and this offering

Vista controls us, and their interests may conflict with ours or yours in the future.

Immediately following this offering, investment entities affiliated with Vista will control approximately 54.5% of the voting power of our outstanding common stock, or 53.5% if the underwriters exercise in full their option to purchase additional shares, which means that, based on its percentage voting power controlled after the offering, Vista will control the vote of all matters submitted to a vote of our stockholders. In addition, our bylaws provide that Vista has the right to designate the Chair of the Board for so long as Vista beneficially owns at least 35% or more of the voting power of the then outstanding shares of our capital stock then entitled to vote generally in the election of directors. Even when Vista ceases to own shares of our stock representing a majority of the total voting power, for so long as Vista continues to own a significant portion of our stock, Vista will still be able to significantly influence the composition of our Board, including the right to designate the Chair of our Board, and the approval of actions requiring shareholder approval. Accordingly, for such period of time, Vista has significant influence with respect to our management, business plans, and policies, including the appointment and removal of our officers, decisions on whether to raise future capital and amending our charter and bylaws, which govern the rights attached to our common stock. In particular, for so long as Vista continues to own a significant percentage of our stock, Vista will be able to cause or prevent a change of control of us or a change in the composition of our Board, including the selection of the Chair of our Board, and could preclude any unsolicited acquisition of us. The concentration of ownership could deprive you of an opportunity to receive a premium for your shares of common stock as part of a sale of us and ultimately might affect the market price of our common stock.

In addition, in connection with our IPO we entered into a Director Nomination Agreement with Vista that provides Vista the right to designate: (i) all of the nominees for election to our Board for so long as Vista beneficially owns 40% or more of the total number of shares of our common stock it owned as of the date of the IPO; (ii) a number of directors (rounded up to the nearest whole number) equal to 40% of the total directors for so long as Vista beneficially owns at least 30% and less than 40% of the total number of shares of our common stock it owned as of the date of the IPO; (iii) a number of directors (rounded up to the nearest whole number) equal to 30% of the total directors for so long as Vista beneficially owns at least 20% and less than 30% of the total number of shares of our common stock it owned as of the date of the IPO; (iv) a number of directors (rounded up to the nearest whole number) equal to 20% of the total directors for so long as Vista beneficially owns at least 10% and less than 20% of the total number of shares of our common stock it owned as of the date of the IPO; and (v) one director for so long as Vista beneficially owns at least 5% and less than 10% of the total number of shares of our common stock it owned as of the date of the IPO. The Director Nomination Agreement also provides that Vista may assign such right to a Vista affiliate. The Director Nomination Agreement prohibits us from increasing or decreasing the size of our Board without the prior written consent of Vista.

Vista and its affiliates engage in a broad spectrum of activities, including investments in the information and business services industry generally. In the ordinary course of their business activities, Vista and its affiliates may engage in activities where their interests conflict with our interests or those of our other shareholders, such as investing in or advising businesses that directly or indirectly compete with certain portions of our business or are suppliers or customers of ours. Our certificate of incorporation provides that none of Vista, any of its affiliates or any director who is not employed by us (including any non-employee director who serves as one of our officers in both his director and officer capacities) or its affiliates has any duty to refrain from engaging, directly or indirectly, in the same business activities or similar business activities or lines of business in which we operate. Vista also may pursue acquisition opportunities that may be complementary to our business, and, as a result, those acquisition opportunities may not be available to us. In addition, Vista may have an interest in pursuing acquisitions, divestitures and other transactions that, in its judgment, could enhance its investment, even though such transactions might involve risks to you.

The market price of our common stock may be volatile and could decline after this offering.

Volatility in the market price of our common stock may prevent you from being able to sell your shares at or above the price you paid for your shares. The market price of our common stock may fluctuate significantly. Among the factors that could affect our stock price are:

•	market conditions in our industry or the broader stock market;

•	actual or anticipated fluctuations in our quarterly financial and operating results;

•	changing economic conditions;

•	introduction of new solutions or services by us or our competitors;

•	issuance of new or changed securities analysts’ reports or recommendations;

•	sales, or anticipated sales, of large blocks of our stock;

•	additions or departures of key personnel;

•	regulatory or political developments;

•	litigation and governmental investigations;

•	investors’ perception of us;

•	events beyond our control such as weather, war, and health crises; and

•	any default on our indebtedness.

In particular, we cannot assure you that you will be able to resell your shares at or above the public offering price. Stock markets have experienced extreme volatility in recent years that has been unrelated to the operating performance of particular companies. These broad market fluctuations may adversely affect the trading price of our common stock. In the past, following periods of volatility in the market price of a company’s securities, class action litigation has often been instituted against the affected company. Any litigation of this type brought against us could result in substantial costs and a diversion of our management’s attention and resources, which could materially and adversely affect our business, financial position, results of operations, and cash flows.

An active, liquid trading market for our common stock may not be sustained.

Although our common stock is currently quoted on NASDAQ under the symbol “IAS,” an active trading market for our shares may not be sustained. Accordingly, if an active trading market for our common stock is not maintained, the liquidity of our common stock, your ability to sell your shares of our common stock when desired and the prices that you may obtain for your shares of common stock will be adversely affected.

Future sales of shares by us or our existing stockholders could cause our stock price to decline.

Sales of substantial amounts of our common stock in the public market following this offering, or the perception that these sales could occur, could cause the market price of our common stock to decline. These sales, or the possibility that these sales may occur, also might make it more difficult for us to sell equity securities in the future at a time and at a price that we deem appropriate.

At the time of this offering, we will have a total of 154,927,770 shares of common stock outstanding. All of the common stock shares to be sold in this offering will be immediately tradable without restriction under the Securities Act, except for any shares held by “affiliates,” as that term is defined in Rule 144 under the Securities Act (“Rule 144”).

We are also party to a registration rights agreement, dated as of July 2, 2021, with the Vista Funds and certain other investors, pursuant to which the shares of our common stock and our other equity securities held by them will be eligible for resale, subject to certain limitations set forth therein.

On July 1, 2021, we also filed a registration statement on Form S-8 under the Securities Act to register the shares of common stock to be issued under our 2021 Omnibus Incentive Plan. As a result, all shares of common stock acquired upon the vesting of RSUs, MSUs and other securities convertible or exchangeable into shares of common stock granted under our 2021 Omnibus Incentive Plan will be freely tradable under the Securities Act, subject to the terms of the lock-up agreements, unless purchased by our affiliates.

Shares held by Vista (other than those contemplated to be sold in this offering), our executives and our directors are subject to customary lock-up agreements to be entered into by us, the selling stockholders, our executive officers and directors. Under such lock-up agreements, they have agreed not to, among other things and subject to certain exceptions, offer, sell, contract to sell, pledge, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, engage in any hedging or similar transaction or arrangement, lend, or otherwise transfer or dispose of, directly or indirectly, any of our securities that are substantially similar to the securities offered hereby, without the prior written consent of the underwriters, for a period of 60 days after the date of this prospectus supplement. The Representatives (as defined below in the section entitled “Underwriting”), on behalf of the underwriters, may waive any restrictions under such lock-up agreement in their sole discretion at any time.

Following the expiration of this 60-day lock-up period and this offering (assuming no exercise by the underwriters of their option to purchase additional shares of common stock), 84,380,001 shares of our common stock will be eligible for future sale, subject to the applicable volume, manner of sale, holding period, and other limitations of Rule 144 or pursuant to an exemption from registration under Rule 701. As resale restrictions end, the market price of our common stock could decline if the holders of those shares sell them or are perceived by the market as intending to sell them.

Because we have no current plans to pay regular cash dividends on our common stock following this offering, you may not receive any return on investment unless you sell your common stock for a price greater than that which you paid for it.

We do not anticipate paying any regular cash dividends on our common stock following this offering. Any decision to declare and pay dividends in the future will be made at the discretion of our Board and will depend on, among other things, our results of operations, financial condition, cash requirements, contractual restrictions, and other factors that our Board may deem relevant. In addition, our ability to pay dividends is, and may be, limited by covenants of existing and any future outstanding indebtedness we or our subsidiaries incur. Therefore, any return on investment in our common stock is solely dependent upon the appreciation of the price of our common stock on the open market, which may not occur.

FORWARD-LOOKING STATEMENTS

Certain statements in or incorporated by reference in this prospectus supplement, the accompanying prospectus, and any free writing prospectus are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act and Section 21E of the Exchange Act that are subject to risks and uncertainties. All statements other than statements of historical fact, including statements herein and found in documents incorporated herein by reference, are forward-looking statements. Forward-looking statements give our current expectations and projections relating to our financial condition, results of operations, plans, objectives, future performance and business. You can identify forward-looking statements by the fact that they do not relate strictly to historical or current facts. These statements may include words such as “anticipate,” “estimate,” “expect,” “project,” “plan,” “intend,” “believe,” “may,” “will,” “should,” “can have,” “likely” and other words and terms of similar meaning in connection with any discussion of the timing or nature of future operating or financial performance or other events. For example, all statements we make relating to our estimated and projected costs, expenditures, cash flows, growth rates and financial results or our plans and objectives for future operations, growth initiatives, or strategies are forward-looking statements. All forward-looking statements are subject to risks and uncertainties that may cause actual results to differ materially from those that we expected, including those contained under “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2022, which is incorporated in this prospectus supplement and the accompanying prospectus by reference (and in any of our Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q for subsequent periods, in our other filings with the SEC, and any risks identified under “Risk Factors” in this prospectus supplement and the accompanying prospectus).

We derive many of our forward-looking statements from our operating budgets and forecasts, which are based on many detailed assumptions. While we believe that our assumptions are reasonable, we caution that it is very difficult to predict the impact of known factors, and it is impossible for us to anticipate all factors that could affect our actual results. Important factors that could cause actual results to differ materially from our expectations, or cautionary statements, are disclosed under “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2022 and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our Annual Report on Form 10-K for the year ended December 31, 2022 and Quarterly Report on Form 10-Q for the Quarter Ended March 31, 2023, each of which are incorporated in this prospectus supplement and the accompanying prospectus by reference (and in any of our Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q for subsequent periods and in our other filings with the SEC). All written and oral forward-looking statements attributable to us, or persons acting on our behalf, are expressly qualified in their entirety by these cautionary statements as well as other cautionary statements that are made from time to time in our other SEC filings and public communications. You should evaluate all forward-looking statements made in the context of these risks and uncertainties.

We caution you that the important factors referenced above may not contain all of the factors that are important to you. In addition, we cannot assure you that we will realize the results or developments we expect or anticipate or, even if substantially realized, that they will result in the consequences or affect us or our operations in the way we expect. The forward-looking statements included in this prospectus supplement supplement and the accompanying prospectus, or any document incorporated by reference, are made only as of the date hereof or thereof (as applicable). We undertake no obligation to update or revise any forward-looking statement as a result of new information, future events or otherwise, except as otherwise required by law.

USE OF PROCEEDS

The selling stockholders are selling all of the common stock being sold in this offering, including any shares of common stock sold upon the exercise of the underwriters’ option to purchase additional shares. Accordingly, we will not receive any proceeds from the sale of shares of our common stock being sold in this offering. We will bear the costs associated with the sale of the shares in this offering by the selling stockholders, other than underwriting discounts and commissions. See “Underwriting” and “Selling Stockholders.”

SELLING STOCKHOLDERS

The following table details the name of each selling stockholder, the number of shares of our common stock beneficially owned by the selling stockholder, and the number of shares of our common stock being offered by the selling stockholder for sale under this prospectus supplement. The percentage of shares of our common stock beneficially owned by the selling stockholder both prior to and following the offering of securities pursuant to this prospectus supplement, is based on 154,927,770 shares of our common stock outstanding as of May 2, 2023.

Except for the ownership of the shares of common stock, the selling stockholders have not had any material relationship with us within the past three years, unless otherwise indicated in “Certain Relationships and Related Party Transactions” in our Definitive Proxy Statement on Schedule 14A filed on April 10, 2023 and included in “Item 8. Financial Statements and Supplementary Data—Note 19. Related-Party Transactions” in our most recent Annual Report on Form 10-K filed on March 2, 2023.

The following table and footnote set forth information with respect to the beneficial ownership of our common stock by each of the selling stockholders. Under SEC rules, a person is deemed to be a “beneficial owner” of a security if that person has or shares voting power or investment power, which includes the power to dispose of or to direct the disposition of such security. A person is also deemed to be a beneficial owner of any securities of which that person has a right to acquire beneficial ownership within 60 days. Securities that can be so acquired are deemed to be outstanding for purposes of computing such person’s ownership percentage, but not for purposes of computing any other person’s percentage. Under these rules, more than one person may be deemed to be a beneficial owner of the same securities, and a person may be deemed to be a beneficial owner of securities as to which such person has no economic interest.

	Shares of Common Stock Beneficially Owned Prior to this Offering		Shares of Common Stock Beneficially Owned After this Offering
Name of Selling Stockholder	Shares of Common Stock	Percentage of Common Stock Outstanding	Shares of Common Stock Assuming the Underwriters’ Option is Not Exercised	Percentage of Shares of Common Stock Assuming the Underwriters’ Option is Not Exercised	Shares of Common Stock Assuming the Underwriters’ Option is Exercised in Full	Percentage of Shares of Common Stock Assuming the Underwriters’ Option is Exercised in Full
Vista (1)	94,380,001	60.9%	84,380,001	54.5%	82,880,001	53.5%

(1)

Includes 58,393,646 shares held directly by Vista Equity Partners Fund VI, L.P., 35,275,781 shares held directly by Vista Equity Partners Fund VI-A, L.P., and 710,574 shares held directly by VEPF VI FAF, L.P. Vista Equity Partners Fund VI GP, L.P. (“Fund VI GP”) is the sole general partner of each of the Vista Funds. Fund VI GP’s sole general partner is VEPF VI GP, Ltd. (“Fund VI UGP”). Robert F. Smith is the sole director and one of 11 members of Fund VI UGP. VEPF Management, L.P. (“Management Company”) is the sole management company of each of the Vista Funds. The Management Company’s sole general partner is VEP Group, LLC (“VEP Group”), and the Management Company’s sole limited partner is Vista Equity Partners Management, LLC (“VEPM”). VEP Group is the Senior Managing Member of VEPM. Robert F. Smith is the sole Managing Member of VEP Group. Consequently, Mr. Smith, Fund VI GP, Fund VI UGP, the Management Company, VEPM, and VEP Group may be deemed the beneficial owners of the shares held by the Vista Funds. The principal business address of each of the Vista Funds, Fund VI GP, Fund VI UGP, the Management Company, VEPM, and VEP Group is c/o Vista Equity Partners, 4 Embarcadero Center, 20th Fl., San Francisco, California 94111. The principal business address of Mr. Smith is c/o Vista Equity Partners, 401 Congress Drive, Suite 3100, Austin, Texas 78701.

UNDERWRITING

We, the selling stockholders and Morgan Stanley & Co. LLC and Jefferies LLC, as representatives of the underwriters named below (the “Representatives”), have entered into an underwriting agreement with respect to the shares of common stock being offered. Subject to certain terms and conditions, the underwriters have severally agreed to purchase the number of shares of common stock indicated in the table below from the selling stockholders at a price of $14.40 per share, which will result in $144,000,000 of proceeds to the selling stockholders before expenses.

Underwriters	Number of Shares
Morgan Stanley & Co. LLC	2,950,000
Jefferies LLC	2,550,000
Barclays Capital Inc.	900,000
Wells Fargo Securities, LLC	800,000
Evercore Group L.L.C.	700,000
Oppenheimer & Co. Inc.	400,000
Raymond James & Associates, Inc.	400,000
Stifel, Nicolaus & Company, Incorporated	400,000
BMO Capital Markets Corp.	200,000
KeyBanc Capital Markets Inc.	200,000
Scotia Capital (USA) Inc.	200,000
Academy Securities, Inc.	150,000
Blaylock Van, LLC	100,000
C.L. King & Associates, Inc.	50,000

Total	10,000,000

Subject to the terms and conditions set forth in the underwriting agreement, the underwriters have committed to purchase all of the shares being offered, if any are taken, other than the shares covered by the option described below unless and until this option is exercised.

The underwriters have an option to buy on a pro rata basis up to 1,500,000 additional shares of common stock from the selling stockholders at the public offering price less the underwriting discounts and commissions. The underwriters have 30 days from the date of this prospectus supplement to exercise this option to purchase additional shares. If any additional shares of common stock are purchased, the underwriters will offer the additional shares on the same terms as those on which the shares are being offered.

The underwriters are offering the shares, subject to prior sale, when, as and if issued to and accepted by it, subject to approval of legal matters by its counsel, including the validity of the shares, and other conditions contained in the underwriting agreement, such as the receipt by the underwriters of officer’s certificates and legal opinions. The underwriters reserve the right to withdraw, cancel or modify offers to the public and to reject orders in whole or in part.

The following table shows the per share and total underwriting discounts and commissions to be paid to the underwriters by the selling stockholders.

	No exercise of option	Full exercise of option
Per Share(1)	$0.60	$0.60
Total	$6,000,000	$6,900,000

(1)

The underwriting fee is equal to the public offering price per share of common stock less the amount paid by the underwriters to the selling stockholders per share of common stock. The underwriting fee is $0.60 per share.

Shares sold by the underwriters to the public will initially be offered at the public offering price set forth on the cover of this prospectus supplement. Any shares sold by the underwriters to securities dealers may be sold at a discount of up to $0.36 per share from the public offering price. After the offering of shares to which this prospectus supplement relates, the underwriters may change the offering price and the other selling terms. The offering of the shares by the underwriters is subject to receipt and acceptance and subject to the underwriters’ right to reject any order in whole or in part.

The Company and its officers, directors, and the selling stockholders have agreed that, without the prior written consent of the Representatives, on behalf of the underwriters, we and they will not, and will not publicly disclose an intention to or cause any affiliate to, during the period ending 60 days after the date of this prospectus (the “Restricted Period”):

•

offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend or otherwise transfer or dispose of, directly or indirectly, any shares of common stock or any securities convertible into or exercisable or exchangeable for shares of common stock (“Lock-Up Securities”);

•

file or confidentially submit any registration statement with the SEC relating to the offering of any shares of common stock or any securities convertible into or exercisable or exchangeable for common stock; or

•	enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any Lock-Up Securities,

whether any such transaction described above is to be settled by delivery of common stock or such other securities, in cash or otherwise. In addition, we and each such person agrees that, without the prior written consent of the Representatives on behalf of the underwriters, we or such other person will not, during the Restricted Period, make any demand for, or exercise any right with respect to, the registration of any shares of common stock or any security convertible into or exercisable or exchangeable for common stock.

The restrictions described in the immediately preceding paragraph do not apply to the officers, directors, and the selling stockholders under certain circumstances, including:

•	the sale of common stock by the selling stockholders to the underwriters in this offering;

•

transactions relating to shares of common stock acquired in open market transactions after the completion of the offering contemplated hereby, provided that no filing under Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) is required or voluntarily made in connection with subsequent sales of common stock acquired in such open market transactions;

•

transfers of shares of Lock-Up Securities (i) as a bona fide gift, (ii) to any immediate family member or any of its affiliates, or any trust for the direct or indirect benefit of the lock-up party, or any of its affiliates, (iii) to a corporation, partnership, limited liability company, trust or other entity of which the lock-up party, or any of its affiliates, and the immediate family of the lock-up party are the legal and beneficial owner of all of the outstanding equity securities or similar interests, or (iv) to a nominee or custodian of a person or entity to whom a disposition or transfer would be permissible under clauses (i) through (iii), provided that in the case of any transfer pursuant to clause (i), (ii), or (iv) (to the extent the transfer is to a transferee referred to in (i) or (ii)), each donee or transferee will sign and deliver a lock-up agreement substantially in the form described herein and no filing under Section 16(a) of the Exchange Act, reporting a reduction in beneficial ownership of shares of common stock, be required or be voluntarily made during the Restricted Period (other than a filing on a Form 5 that clearly indicates in the footnotes the nature and conditions of such transfer, that such transfer is not for value and that the Lock-Up Securities subject to such transfer remain subject to the lock-up agreement described herein), and provided further that in the case of any transfer or distribution pursuant to clause (iii) and (iv) (to the extent the transfer is to a transferee referred to in (iii)), each transferee or distributee will sign and deliver a lock-up agreement substantially in the form described herein;

•

transfers of Lock-Up Securities to (i) a partner, member or stockholder, as the case may be, of such partnership, limited liability company or corporation, (ii) any wholly-owned subsidiary of the lock-up party, (iii) an affiliate (as such term is defined in Rule 405 of the Securities Act) of or (iv) if a transferee referred to in clauses (i) through (iii) above is not a natural person, any direct or indirect partner, member or shareholder of such transferee until the Lock-Up Securities come to be held by a natural person; provided that each transferee or distributee will sign and deliver a lock-up agreement substantially in the form described herein;

•

transfer of Lock-Up Securities pursuant to a bona fide third party tender offer, merger, consolidation or other similar transaction or transactions made to all or substantially all holders of our common stock and approved by our board of directors, the result of which is that any “person” or “group” (within the meaning of Section 13(d) of the Exchange Act), will or would become, after giving effect to such transaction or transactions, the beneficial owner (as defined in Rules 13d-3 and 13d-5 of the Exchange Act) of more than 50% of the total voting power of our voting securities, provided that in the event that such tender offer, merger, consolidation or other such transaction or transactions is not completed, the Lock-Up Securities will remain subject to the provisions of the lock-up agreement described herein during the Restricted Period;

•

as a result of the operation of law, or pursuant to an order of a court (including a domestic order, divorce settlement, divorce decree or separation agreement) or regulatory agency or (ii) by will, other testamentary document or intestate succession, provided that no filing under the Exchange Act, or other public announcement, will be required or voluntarily made in connection with any such transfer during the Restricted Period (other than a filing on a Form 5 that would disclose that such transfer was a result of the operation of law, or pursuant to an order of a court or regulatory agency or by will, other testamentary document or intestate succession);

•

the repurchase of Lock-Up Securities by us pursuant to equity award agreements or other contractual arrangements providing for the right of said repurchase in connection with the termination of the lock-up party’s employment or service with us, provided that no filing under the Exchange Act, or other public announcement, be voluntarily made in connection with any such transfer, and if a report under the Exchange Act related thereto is required during the Restricted Period, such report will disclose that such transfer was a result of the repurchase of the Lock-Up Securities or such other securities by us pursuant to equity award agreements or other contractual arrangements in connection with the termination of the lock-up party’s employment or service with us;

•

pursuant to the exercise of an option to purchase Lock-Up Securities in connection with the termination or expiration of such option pursuant to its terms, provided that (1) such option was granted pursuant to a stock option plan or other equity incentive plan described herein, (2) any Lock-Up Securities received upon such exercise will be subject to the terms of the lock-up agreement described herein and (3) no filing by the lock-up party or any party (transferor or transferee) under the Exchange Act, or other public announcement be voluntarily made in connection with any such transfer, and if the holder is required to file a report under the Exchange Act related thereto during the Restricted Period, such report will disclose that such transfer was a result of the exercise of option expiring or terminating in accordance with their terms and does not result in any aggregate reduction in the beneficial ownership; or

•

any transfer or disposition (x) pursuant to the exercise, on a “cashless” or “net exercise” basis, of any option to purchase Lock-Up Securities granted by us pursuant to stock option or equity incentive plans described herein, or (y) for the purpose of satisfying any actual or estimated withholding taxes due as a result of (i) the exercise of any option to purchase Lock-Up Securities or (ii) the vesting of any RSUs or equity awards granted by us pursuant to the 2021 Plan, the ESPP or pursuant to any contractual employment arrangement described herein, including the disposition of Lock-up Securities or the withholding of the Lock-up Securities in connection with a “sell to cover” transaction to satisfy applicable tax withholding obligations or otherwise to satisfy the payment of actual or estimated taxes due with respect to the vesting of RSUs or other equity awards described in this prospectus or documents incorporated by reference, provided that no filing by the lock-up party or any party (transferor or transferee) under the Exchange Act, or other public announcement, be voluntarily made in connection with any such transfer, and a report under the Exchange Act is required to be filed during the Restricted Period, such report will disclose that such transfer was a result of a “sell to cover” transaction or the exercise, on a “cashless” or “net exercise” basis, of any option to purchase Lock-Up Securities granted by us pursuant to stock option or equity incentive plans described herein, or for the purpose of satisfying any withholding taxes (including estimated taxes) due as a result of the exercise of any option to purchase Lock-Up Securities or the vesting of any equity awards granted by us pursuant to stock option or equity incentive plans described herein.

The lock-up agreements described above do not apply to the sale of any shares of common stock pursuant to a written trading plan meeting the requirements of Rule 10b5-1 under the Exchange Act established prior to the date of this prospectus supplement. Further, the lock-up agreements permit the establishment of written trading plans meeting the requirements of Rule 10b5-1 under the Exchange Act for the transfer of shares of common stock, provided that (i) such plan does not provide for sale of common stock during the Restricted Period and (ii) to the extent a public announcement or filing under the Exchange Act is required of or voluntarily made regarding the establishment of such plan, such announcement or filing will include a statement to the effect that no transfer of common stock may be made under such plan during the Restricted Period.

The restrictions above do not apply to us in certain circumstances, including:

•	the issuance by us of shares of common stock upon the exercise of an option or warrant or the conversion of a security outstanding on the date hereof as described herein;

•	the issuance of shares, and options to purchase shares, of common stock and RSUs pursuant to stock option plans, stock purchase or other equity incentive plans described herein;

•

the sale or issuance of or entry into an agreement providing for the sale or issuance of common stock or securities convertible into, exercisable for or which are otherwise exchangeable for or represent the right to receive common stock in connection with (x) the acquisition by us or any of our subsidiaries of the securities, business, technology, property or other assets of another person or entity or pursuant to an employee benefit plan assumed by us in connection with such acquisition, and the issuance of any common stock or securities convertible into, exercisable for or which are otherwise exchangeable for or represent the right to receive common stock pursuant to any such agreement or (y) joint ventures, commercial relationships and other strategic transactions, provided that the aggregate number of shares of common stock or securities convertible into, exercisable for or which are otherwise exchangeable for or represent the right to receive common stock that we may sell or issue or agree to sell or issue pursuant to this clause does not exceed 5.0% of the total number of shares of common stock outstanding as of the closing date immediately following the completion of the offering contemplated hereby, and provided further that all recipients of any such securities shall enter into a “lock-up” agreement, substantially as described herein covering the remainder of the Restricted Period;

•

facilitating the establishment of a trading plan on behalf of a shareholder, officer or director of ours pursuant to Rule 10b5-1 under the Exchange Act for the transfer of shares of common stock, provided that (i) such plan does not provide for the transfer of common stock during the Restricted Period and (ii) to the extent a public announcement or filing under the Exchange Act, if any, is required of or voluntarily made us regarding the establishment of such plan, such announcement or filing shall include a statement to the effect that no transfer of common stock may be made under such plan during the Restricted Period; or

•	the filing of any registration statement on Form S-8 relating to securities granted or to be granted pursuant to any compensation benefit plan described herein.

Our common stock is quoted on NASDAQ under the symbol “IAS.”

In connection with the offering, the underwriters may purchase and sell shares of our common stock in the open market. These transactions may include short sales, stabilizing transactions and purchases to cover positions created by short sales. Short sales involve the sale by the underwriters of a greater number of shares than it is required to purchase in the offering, and a short position represents the amount of such sales that have not been covered by subsequent purchases. A “covered short position” is a short position that is not greater than the amount of additional shares for which the underwriters’ option described above may be exercised. The underwriters may cover any covered short position by either exercising its option to purchase additional shares or purchasing shares in the open market. In determining the source of shares to cover the covered short position, the underwriters will consider, among other things, the price of shares available for purchase in the open market as compared to the price at which they may purchase additional shares pursuant to the option described above.

“Naked” short sales are any short sales that create a short position greater than the amount of additional shares for which the option described above may be exercised. The underwriters must cover any such naked short position by purchasing shares in the open market. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the common stock in the open market after pricing that could adversely affect investors who purchase in the offering. Stabilizing transactions consist of various bids for or purchases of common stock made by the underwriters in the open market prior to the completion of the offering.

The underwriters have advised us that, pursuant to Regulation M of the Securities Act, they may also engage in other activities that stabilize, maintain or otherwise affect the price of the common stock, including the imposition of penalty bids. This means that if the representative of the underwriters purchases common stock in the open market in stabilizing transactions or to cover short sales, the representative can require the underwriters that sold those shares as part of this offering to repay the underwriting discount received by them.

These activities, as well as other purchases by the underwriters for their own account, may have the effect of preventing or retarding a decline in the market price of the common stock which may stabilize, maintain or otherwise affect the market price of the common stock. As a result, the price of the common stock may be higher than the price that otherwise might exist in the open market. The underwriters are not required to engage in these activities and may end any of these activities at any time. These transactions may be effected on NASDAQ, in the over-the-counter market or otherwise.

We will bear the costs associated with the sale of the shares of common stock in this offering by the selling stockholders, other than underwriting discounts and commissions. We estimate that our share of the total expenses of the offering, including registration and filing fees and legal and accounting expenses, but excluding underwriting discounts and commissions, will be approximately $1.2 million. We have agreed to reimburse the underwriters for certain expenses incurred by them in connection with this offering in an amount up to $35,000.

A prospectus and/or free writing prospectus in electronic format may be made available on the web site maintained by the underwriters participating in the offering. The underwriters may agree to allocate a number of shares for sale to their online brokerage account holders.

We and the selling stockholders have agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act.

Other Relationships

The underwriters and their affiliates are full service financial institutions engaged in various activities, which may include sales and trading, commercial and investment banking, advisory, investment management, investment research, principal investment, hedging, market making, brokerage, and other financial and non-financial activities and services. The underwriters and their affiliates have provided, and may in the future provide, a variety of these services to us and to persons and entities with relationships with us, for which they received or will receive customary fees and expenses. The underwriters or their affiliates may have an indirect ownership interest in us through various private equity funds, including the selling stockholders.

In the ordinary course of their various business activities, the underwriters and their affiliates, officers, directors, and employees may purchase, sell or hold a broad array of investments and actively traded securities, derivatives, loans, commodities, currencies, credit default swaps and other financial instruments for their own account and for the accounts of their customers, and such investment and trading activities may involve or relate to assets, securities and/or instruments of the issuer (directly, as collateral securing other obligations or otherwise) and/or persons and entities with relationships with the issuer. The underwriters and their affiliates may also communicate independent investment recommendations, market color or trading ideas and/or publish or express independent research views in respect of such assets, securities or instruments and may at any time hold, or recommend to clients that they should acquire, long and/or short positions in such assets, securities, and instruments.

Selling Restrictions

European Economic Area

In relation to each Member State of the European Economic Area (each, a “Relevant State”), no shares of common stock have been offered or will be offered pursuant to the offering to the public in that Relevant State prior to the publication of a prospectus in relation to the shares of common stock which has been approved by the competent authority in that Relevant State or, where appropriate, approved in another Relevant State and notified to the competent authority in that Relevant State, all in accordance with the Prospectus Regulation, except that offers of shares of common stock may be made to the public in that Relevant State at any time under the following exemptions under the Prospectus Regulation:

(a) to any legal entity which is a qualified investor as defined under Article 2 of the Prospectus Regulation;

(b) to fewer than 150 natural or legal persons (other than qualified investors as defined under Article 2 of the Prospectus Regulation), subject to obtaining the prior consent of the representatives for any such offer; or

(c) in any other circumstances falling within Article 1(4) of the Prospectus Regulation,

provided that no such offer of shares shall require us or any representative to publish a prospectus pursuant to Article 3 of the Prospectus Regulation or supplement a prospectus pursuant to Article 23 of the Prospectus Regulation.

For the purposes of this provision, the expression an “offer to the public” in relation to the shares of common stock in any Relevant State means the communication in any form and by any means of sufficient information on the terms of the offer and any shares of common stock to be offered so as to enable an investor to decide to purchase or subscribe for any shares of common stock, and the expression “Prospectus Regulation” means Regulation (EU) 2017/1129 (as amended).

United Kingdom

No shares of common stock have been offered or will be offered pursuant to the offering to the public in the United Kingdom prior to the publication of a prospectus in relation to the shares of common stock which has been approved by the Financial Conduct Authority, except that offers of shares of common stock may be made to the public in the United Kingdom at any time under the following exemptions under the UK Prospectus Regulation:

(a) to any legal entity which is a qualified investor as defined under Article 2 of the UK Prospectus Regulation;

(b) to fewer than 150 natural or legal persons (other than qualified investors as defined under Article 2 of the UK Prospectus Regulation), subject to obtaining the prior consent of the representatives for any such offer; or

(c) in any other circumstances falling within Section 86 of the Financial Services and Markets Act 2000 (‘FSMA”),

provided that no such offer of shares of common stock shall require us or any representative to publish a prospectus pursuant to Section 85 of the FSMA or supplement a prospectus pursuant to Article 23 of the UK Prospectus Regulation.

For the purposes of this provision, the expression an “offer to the public” in relation to the shares of common stock in the United Kingdom means the communication in any form and by any means of sufficient information on the terms of the offer and any shares of common stock to be offered so as to enable an investor to decide to purchase or subscribe for any shares of common stock, and the expression “UK Prospectus Regulation” means Regulation (EU) 2017/1129 as it forms part of domestic law by virtue of the European Union (Withdrawal) Act 2018.

Canada

The shares of common stock may be sold in Canada only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions, and Ongoing Registrant Obligations. Any resale of the shares of common stock must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement or the accompanying prospectus (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory of these rights or consult with a legal advisor.

Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

Japan

The shares of common stock have not been and will not be registered under the Financial Instruments and Exchange Act of Japan (Act No. 25 of 1948, as amended), or the FIEA. The shares of common stock may not be offered or sold, directly or indirectly, in Japan or to or for the benefit of any resident of Japan (including any person resident in Japan or any corporation or other entity organized under the laws of Japan) or to others for reoffering or resale, directly or indirectly, in Japan or to or for the benefit of any resident of Japan, except pursuant to an exemption from the registration requirements of the FIEA and otherwise in compliance with any relevant laws and regulations of Japan.

Hong Kong

The shares of common stock may not be offered or sold in Hong Kong by means of any document other than (i) in circumstances which do not constitute an offer to the public within the meaning of the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Cap. 32 of the Laws of Hong Kong) (“Companies (Winding Up and Miscellaneous Provisions) Ordinance”) or which do not constitute an invitation to the public within the meaning of the Securities and Futures Ordinance (Cap. 571 of the Laws of Hong Kong) (“Securities and Futures Ordinance”), (ii) to “professional investors” as defined in the Securities and Futures Ordinance and any rules made thereunder, or (iii) in other circumstances which do not result in the document being a “prospectus” as defined in the Companies (Winding Up and Miscellaneous Provisions) Ordinance, and no advertisement, invitation or document relating to the shares of common stock may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to shares of common stock which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” in Hong Kong as defined in the Securities and Futures Ordinance and any rules made thereunder.

Singapore

This prospectus supplement has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus supplement and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the shares of common stock may not be circulated or distributed, nor may the shares of common stock be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor (as defined under Section 4A of the Securities and Futures Act, Chapter 289 of Singapore (the “SFA”)) under Section 274 of the SFA, (ii) to a relevant person (as defined in Section 275(2) of the SFA) pursuant to Section 275(1) of the SFA, or any person pursuant to Section 275(1A) of the SFA, and in accordance with the conditions specified in Section 275 of the SFA or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA, in each case subject to conditions set forth in the SFA.

Where the shares of common stock are subscribed or purchased under Section 275 of the SFA by a relevant person which is a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor, the securities (as defined in Section 239(1) of the SFA) of that corporation shall not be transferable for 6 months after that corporation has acquired the shares of common stock under Section 275 of the SFA except: (1) to an institutional investor under Section 274 of the SFA or to a relevant person (as defined in Section 275(2) of the SFA), (2) where such transfer arises from an offer in that corporation’s securities pursuant to Section 275(1A) of the SFA, (3) where no consideration is or will be given for the transfer, (4) where the transfer is by operation of law, (5) as specified in Section 276(7) of the SFA, or (6) as specified in Regulation 32 of the Securities and Futures (Offers of Investments) (Shares and Debentures) Regulations 2005 of Singapore (“Regulation 32”).

Where the shares of common stock are subscribed or purchased under Section 275 of the SFA by a relevant person which is a trust (where the trustee is not an accredited investor (as defined in Section 4A of the SFA)) whose sole purpose is to hold investments and each beneficiary of the trust is an accredited investor, the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferable for 6 months after that trust has acquired the shares under Section 275 of the SFA except: (1) to an institutional investor under Section 274 of the SFA or to a relevant person (as defined in Section 275(2) of the SFA), (2) where such transfer arises from an offer that is made on terms that such rights or interest are acquired at a consideration of not less than S$200,000 (or its equivalent in a foreign currency) for each transaction (whether such amount is to be paid for in cash or by exchange of securities or other assets), (3) where no consideration is or will be given for the transfer, (4) where the transfer is by operation of law, (5) as specified in Section 276(7) of the SFA, or (6) as specified in Regulation 32.

Solely for the purposes of our obligations pursuant to Section 309B of the SFA, we have determined, and hereby notify all relevant persons (as defined in the Securities and Futures (Capital Markets Products) Regulations 2018 (“CMP Regulations”)) that the shares of common stock are “prescribed capital markets products” (as defined in the CMP Regulations) and Excluded Investment Products (as defined in MAS Notice SFA 04-N12: Notice on the Sale of Investment Products and MAS Notice FAA-N16: Notice on Recommendations on Investment Products).

MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES TO NON-U.S. HOLDERS

The following discussion is a summary of the material U.S. federal income tax consequences to Non-U.S. Holders (as defined below) of the purchase, ownership and disposition of our common stock sold pursuant to this prospectus supplement, but does not purport to be a complete analysis of all potential tax effects. The effects of other U.S. federal tax laws, such as estate and gift tax laws, and any applicable state, local or non-U.S. tax laws are not discussed. This discussion is based on the Internal Revenue Code of 1986, as amended, or the Code, Treasury regulations promulgated thereunder, or Treasury Regulations, judicial decisions, and published rulings and administrative pronouncements of the U.S. Internal Revenue Service, or the IRS, in each case as in effect as of the date hereof. These authorities may change or be subject to differing interpretations. Any such change or differing interpretation may be applied retroactively in a manner that could adversely affect a Non-U.S. Holder of our common stock. We have not sought and will not seek any rulings from the IRS regarding the matters discussed below. There can be no assurance the IRS or a court will not take a contrary position to those discussed below regarding the tax consequences of the purchase, ownership, and disposition of our common stock.

This discussion is limited to Non-U.S. Holders that hold our common stock as a “capital asset” within the meaning of Section 1221 of the Code (generally, property held for investment). This discussion does not address all U.S. federal income tax consequences relevant to a Non-U.S. Holder’s particular circumstances, including the impact of the Medicare contribution tax on net investment income. In addition, it does not address consequences relevant to persons subject to special rules, including, without limitation:

•	U.S. expatriates and former citizens or long-term residents of the U.S.;

•	persons subject to the alternative minimum tax;

•	persons holding our common stock as part of a hedge, straddle, or other risk reduction strategy or as part of a conversion transaction or other integrated investment;

•	banks, insurance companies, and other financial institutions;

•	real estate investment trusts or regulated investment companies;

•	brokers, dealers, or traders in securities;

•	“controlled foreign corporations”, “passive foreign investment companies”, and corporations that accumulate earnings to avoid U.S. federal income tax;

•	partnerships or other entities or arrangements treated as partnerships for U.S. federal income tax purposes (and investors therein);

•	tax-exempt organizations or governmental organizations;

•	persons deemed to sell our common stock under the constructive sale provisions of the Code;

•	persons who hold or receive our common stock pursuant to the exercise of any employee stock option or otherwise as compensation;

•	persons that own, or are deemed to own, more than five percent of our common stock (except to the extent specifically set forth below);

•	“qualified foreign pension funds” (within the meaning of Section 897(1)(2) of the Code and entities, all of the interests of which are held by qualified foreign pension funds); and

•	tax-qualified retirement plans.

If any partnership or other entity or arrangement classified as a partnership for U.S. federal income tax purposes holds our common stock, the tax treatment of a partner in the partnership will depend on the status of the partner, the activities of the partnership, and certain determinations made at the partner level. Accordingly, partnerships holding our common stock and partners in such partnerships should consult their tax advisors regarding the U.S. federal income tax consequences to them.

THIS DISCUSSION IS FOR INFORMATIONAL PURPOSES ONLY AND IS NOT TAX ADVICE. INVESTORS SHOULD CONSULT THEIR TAX ADVISORS WITH RESPECT TO THE APPLICATION OF THE U.S. FEDERAL INCOME TAX LAWS TO THEIR PARTICULAR SITUATIONS AS WELL AS ANY TAX CONSEQUENCES OF THE PURCHASE, OWNERSHIP, AND DISPOSITION OF OUR COMMON STOCK ARISING UNDER THE U.S. FEDERAL ESTATE OR GIFT TAX LAWS OR UNDER THE LAWS OF ANY STATE, LOCAL, OR NON-U.S. TAXING JURISDICTION OR UNDER ANY APPLICABLE INCOME TAX TREATY.

Definition of a Non-U.S. Holder

For purposes of this discussion, a “Non-U.S. Holder” is any beneficial owner of our common stock that is neither a “United States person” nor a partnership or other entity or arrangement treated as a partnership for U.S. federal income tax purposes. A United States person is any person that, for U.S. federal income tax purposes, is or is treated as any of the following:

•	an individual who is a citizen or resident of the U.S.;

•	a corporation, or an entity treated as a corporation for U.S. federal income tax purposes, created or organized under the laws of the U.S. any state thereof, or the District of Columbia;

•	an estate, the income of which is subject to U.S. federal income tax regardless of its source; or

•

a trust that (1) is subject to the primary supervision of a U.S. court and the control of one or more “United States persons” (within the meaning of Section 7701(a)(30) of the Code), or (2) has a valid election in effect to be treated as a United States person for U.S. federal income tax purposes.

Distributions

As described in the section entitled “The Offering,” we do not anticipate declaring or paying dividends to holders of our common stock in the foreseeable future. However, if we make distributions of cash or property on our common stock, such distributions will constitute dividends for U.S. federal income tax purposes to the extent paid from our current or accumulated earnings and profits, as determined under U.S. federal income tax principles. Amounts not treated as dividends for U.S. federal income tax purposes will constitute a non-taxable return of capital and first be applied against and reduce a Non-U.S. Holder’s adjusted tax basis in its common stock, but not below zero. Any excess will be treated as capital gain and will be treated as described below under “Sale or Other Taxable Disposition.”

Subject to the discussion below on effectively connected income, backup withholding, and the Foreign Account Tax Compliance Act, dividends paid to a Non-U.S. Holder of our common stock will be subject to U.S. federal withholding tax at a rate of 30% of the gross amount of the dividends (or such lower rate specified by an applicable income tax treaty, provided the Non-U.S. Holder furnishes to the applicable withholding agent prior to the payment of dividends a valid IRS Form W-8BEN or W-8BEN-E (or other applicable documentation) certifying qualification for the lower treaty rate). A Non-U.S. Holder that does not timely furnish the required documentation, but that qualifies for a reduced treaty rate, may obtain a refund of any excess amounts withheld by timely filing an appropriate claim for refund with the IRS. Non-U.S. Holders should consult their tax advisors regarding their entitlement to benefits under any applicable income tax treaty.

If dividends paid to a Non-U.S. Holder are effectively connected with the Non-U.S. Holder’s conduct of a trade or business within the U.S. (and, if required by an applicable income tax treaty, the Non-U.S. Holder maintains a permanent establishment in the U.S. to which such dividends are attributable), the Non-U.S. Holder will be exempt from the U.S. federal withholding tax described above. To claim the exemption, the Non-U.S. Holder must furnish to the applicable withholding agent a valid IRS Form W-8ECI, certifying that the dividends are effectively connected with the Non-U.S. Holder’s conduct of a trade or business within the U.S.

Any such effectively connected dividends will be subject to U.S. federal income tax on a net income basis at the regular rates applicable to a United States person. A Non-U.S. Holder that is a corporation also may be subject to a branch profits tax at a rate of 30% (or such lower rate specified by an applicable income tax treaty) on its effectively connected earnings and profits (as adjusted for certain items), which will include such effectively connected dividends. Non-U.S. Holders should consult their tax advisors regarding any applicable tax treaties that may provide for different rules.

Sale or Other Taxable Disposition

Subject to the discussion below on backup withholding and the Foreign Account Tax Compliance Act, a Non-U.S. Holder generally will not be subject to U.S. federal income tax on any gain realized upon the sale or other taxable disposition of our common stock unless:

•

the gain is effectively connected with the Non-U.S. Holder’s conduct of a trade or business within the U.S. (and, if required by an applicable income tax treaty, the Non-U.S. Holder maintains a permanent establishment in the U.S. to which such gain is attributable);

•	the Non-U.S. Holder is a nonresident alien individual present in the U.S. for 183 days or more during the taxable year of the disposition and certain other requirements are met; or

•

our common stock constitutes a U.S. real property interest, or USRPI, by reason of our status as a U.S. real property holding corporation, or USRPHC, for U.S. federal income tax purposes at any time within the shorter of (1) the five-year period preceding the Non-U.S. Holder’s disposition of our common stock and (2) the Non-U.S. Holder’s holding period for our common stock. Generally, a domestic corporation is a USRPHC if the fair market value of its USRPIs equals or exceeds 50% of the sum of the fair market value of its worldwide real property interests plus its other assets used or held for use in a trade or business.

Gain described in the first bullet point above generally will be subject to U.S. federal income tax on a net income basis at the regular rates applicable to a United States person. A Non-U.S. Holder that is a corporation also may be subject to a branch profits tax at a rate of 30% (or such lower rate specified by an applicable income tax treaty) on its effectively connected earnings and profits (as adjusted for certain items), which will include such effectively connected gain.

A Non-U.S. Holder described in the second bullet point above will be subject to U.S. federal income tax at a rate of 30% (or such lower rate specified by an applicable income tax treaty) on any gain derived from the disposition, which may generally be offset by U.S. source capital losses of the Non-U.S. Holder (even though the individual is not considered a resident of the U.S.), provided the Non-U.S. Holder has timely filed U.S. federal income tax returns with respect to such losses.

With respect to the third bullet point above, we believe we currently are not, and do not anticipate becoming, a USRPHC. Because the determination of whether we are a USRPHC depends, however, on the fair market value of our USRPIs relative to the fair market value of our non-U.S. real property interests and our other business assets, there can be no assurance we currently are not a USRPHC or will not become one in the future. Even if we are or were to become a USRPHC, gain arising from the sale or other taxable disposition by a Non-U.S. Holder of our common stock will not be subject to U.S. federal income tax if our common stock is “regularly traded on an established securities market,” as defined by applicable Treasury Regulations, and such Non-U.S. Holder owned, actually and constructively, five percent or less of our common stock throughout the shorter of the five-year period ending on the date of the sale or other taxable disposition or the Non-U.S. Holder’s holding period. If we were to become a USRPHC and our common stock were not considered to be “regularly traded” on an established securities market during the calendar year in which the relevant disposition by a Non-U.S. Holder occurs, such Non-U.S. Holder (regardless of the percentage of common stock owned) would be subject to U.S. federal income tax on a sale or other taxable disposition of our common stock and a 15% withholding tax would apply to the gross proceeds from such disposition.

Non-U.S. Holders should consult their tax advisors regarding potentially applicable income tax treaties that may provide for different rules.

Information Reporting and Backup Withholding

Payments of dividends on our common stock generally will not be subject to backup withholding, provided the applicable withholding agent does not have actual knowledge or reason to know the Non-U.S. Holder is a United States person and the Non-U.S. Holder either certifies its non-U.S. status, such as by furnishing a valid IRS Form W-8BEN, W-8BEN-E, or W-8ECI, or otherwise establishes an exemption. However, information returns are required to be filed with the IRS in connection with any dividends on our common stock paid to the Non-U.S. Holder, regardless of whether any tax was actually withheld. In addition, proceeds of the sale or other taxable disposition of our common stock within the U.S. or conducted through certain U.S.-related brokers generally will not be subject to backup withholding or information reporting if the applicable withholding agent receives the certification described above and does not have actual knowledge or reason to know that such Non-U.S. Holder is a United States person, or the Non-U.S. Holder otherwise establishes an exemption. If a Non-U.S. Holder does not provide the certification described above or the applicable withholding agent has actual knowledge or reason to know that such Non-U.S. Holder is a United States person, payments of dividends or of proceeds of the sale or other taxable disposition of our common stock generally will be subject to backup withholding at a rate currently equal to 24% of the gross proceeds of such dividend, sale, or taxable disposition. Proceeds of a disposition of our common stock conducted through a non-U.S. office of a non-U.S. broker generally will not be subject to backup withholding or information reporting.

Copies of information returns that are filed with the IRS may also be made available under the provisions of an applicable treaty or agreement to the tax authorities of the country in which the Non-U.S. Holder resides or is established.

Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be allowed as a refund or a credit against a Non-U.S. Holder’s U.S. federal income tax liability, provided the required information is timely furnished to the IRS.

Non-U.S. Holders should consult their tax advisors regarding information reporting and backup withholding.

Additional Withholding Tax on Payments Made to Foreign Accounts

Withholding taxes may be imposed under Sections 1471 to 1474 of the Code (such Sections commonly referred to as the Foreign Account Tax Compliance Act (“FATCA”)) on certain types of payments made to non-U.S. financial institutions and certain other non-U.S. entities. Specifically, a 30% withholding tax may be imposed on dividends on, or gross proceeds from the sale or other disposition of, our common stock paid to a “foreign financial institution” or a “non-financial foreign entity” (each as defined in the Code) (including, in some cases, when such foreign financial institution or non-financial foreign entity is acting as an intermediary), unless (1) the foreign financial institution undertakes certain diligence and reporting obligations, (2) the non-financial foreign entity either certifies it does not have any “substantial United States owners” (as defined in the Code) or furnishes identifying information regarding each direct and indirect substantial United States owner, or (3) the foreign financial institution or non-financial foreign entity otherwise qualifies for an exemption from these rules. If the payee is a foreign financial institution and is subject to the diligence and reporting requirements in (1) above, it must enter into an agreement with the U.S. Department of the Treasury requiring, among other things, that it undertake to identify accounts held by certain “specified United States persons” or “United States owned foreign entities” (each as defined in the Code), annually report certain information about such accounts, and withhold 30% on certain payments to noncompliant foreign financial institutions and certain other account holders. Foreign financial institutions located in jurisdictions that have an intergovernmental agreement with the U.S. governing FATCA may be subject to different rules.

Under the Code, applicable Treasury Regulations and administrative guidance, withholding under FATCA generally applies to payments of dividends on our common stock. The U.S. Department of the Treasury released proposed regulations (which may be relied upon by taxpayers until final regulations are issued), which eliminate FATCA withholding on the gross proceeds from a sale or other disposition of our common stock. Accordingly, FATCA withholding on the gross proceeds from a sale or other disposition of our common stock is not currently expected to apply.

Prospective investors should consult their tax advisors regarding the potential application of withholding under FATCA to their investment in our common stock.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements, and other information with the SEC. The SEC maintains an Internet site that contains reports, proxy, and information statements and other information regarding registrants that file electronically with the SEC. The address of the site is www.sec.gov. This reference to the SEC’s website is an inactive textual reference only and is not a hyperlink.

We are subject to the reporting, proxy, and information requirements of the Exchange Act, and are required to file periodic reports, proxy statements, and other information with the SEC. These periodic reports, proxy statements, and other information are available at the website of the SEC referred to above, as well as on our website, www.integralads.com as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC. This reference to our website is an inactive textual reference only and is not a hyperlink. The contents of, or other information accessible through, our website are not part of this prospectus supplement, and you should not consider the contents, or other information accessible through, of our website in making an investment decision with respect to our common stock.

INFORMATION INCORPORATED BY REFERENCE

The SEC allows us to “incorporate by reference” into this prospectus supplement and the accompanying prospectus the information we provide in other documents filed by us with the SEC. The information incorporated by reference is an important part of this prospectus supplement. We incorporate by reference the following documents that we have filed with the SEC (other than portions of these documents that are deemed to have been furnished and not filed in accordance with SEC rules, including pursuant to Item 2.02 or Item 7.01 of any Current Report on Form 8-K (including any financial statements or exhibits relating thereto furnished pursuant to Item 9.01), unless otherwise indicated therein):

•	our Annual Report on Form 10-K for the fiscal year ended December 31, 2022, filed on March 2, 2023, as amended by our Annual Report on Form 10-K/A filed on May 4, 2023;

•	our Quarterly Report on Form 10-Q for the quarter ended March 31, 2023, filed on May 4, 2023;

•	our Current Reports on Form 8-K filed on March 10, 2023 and April 3, 2023;

•

information specifically incorporated by reference into our Annual Report on Form 10-K for the fiscal year ended December  31, 2022 from our Definitive Proxy Statement on Schedule 14A, filed on April 10, 2023; and

•

the description of our capital stock filed as Exhibit 4.1 to our Annual Report on Form 10-K for the fiscal year ended December 31, 2021 filed on March 2, 2023, and any amendments or reports filed for the purpose of updating such description.

In addition, all documents subsequently filed by us with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act (other than portions of these documents that are deemed to have been furnished and not filed in accordance with SEC rules, including pursuant to Item 2.02 or Item 7.01 of any Current Report on Form 8-K (including any financial statements or exhibits relating thereto furnished pursuant to Item 9.01), unless otherwise indicated therein), until this offering is completed or terminated, will be considered to be incorporated by reference into, and to be a part of, this prospectus supplement and the accompanying prospectus from the dates of the filing of such documents. The most recent information that we file with the SEC automatically updates and supersedes more dated information. Any statement so updated or superseded will not be deemed, except as so updated or superseded, to constitute a part of this prospectus supplement.

We will provide, without charge, to each person, including any beneficial owner, to whom a copy of this prospectus supplement and accompanying prospectus is delivered, upon written or oral request of such person, a copy of any or all of the reports and documents referred to above that have been incorporated by reference into this prospectus supplement and accompanying prospectus. You should direct requests for those documents to the following address:

Integral Ad Science Holding Corp.

99 Wall Street, #1950,

New York, New York 10005

Attn: Chief Human Resources Officer

(646) 278-4871

LEGAL MATTERS

The validity of the issuance of our common stock offered by this prospectus supplement will be passed upon for us by Kirkland & Ellis LLP, Chicago, Illinois. Certain partners of Kirkland & Ellis LLP are members of a limited partnership that is an investor in one or more investment funds affiliated with Vista. Kirkland & Ellis LLP represents entities affiliated with Vista in connection with legal matters. Certain legal matters will be passed upon for the underwriters by Davis Polk & Wardwell LLP, New York, New York.

EXPERTS

The financial statements incorporated in this prospectus supplement by reference to the Annual Report on Form 10-K for the year ended December 31, 2022 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

PROSPECTUS

Integral Ad Science Holding Corp.

Common Stock

This prospectus covers the resale by the selling stockholders, to be identified in one or more supplements to this prospectus, from time to time in amounts, at prices, and on terms that will be determined at the time of any such offering, of shares of common stock, par value $0.001 per share (“common stock”), of Integral Ad Science Holding Corp. (the “Company,” “we” or “us”).

We are not selling any shares of common stock under this prospectus, and we will not receive any of the proceeds from the sale or other disposition of shares of common stock by the selling stockholders.

These securities may be offered and sold by the selling stockholders from time to time in accordance with the provisions set forth under “Plan of Distribution.” The selling stockholders may offer and sell these securities to or through one or more underwriters, dealers or agents, who may receive compensation in the form of discounts, concessions or commissions, or directly to purchasers, on a continuous or delayed basis. The selling stockholders may offer and sell these securities at various times in amounts, at prices and on terms to be determined by market conditions and other factors at the time of such offerings. This prospectus describes the general terms of these securities and the general manner in which the selling stockholders will offer and sell these securities. A prospectus supplement or free writing prospectus, if needed, will identify the selling stockholders, describe the specific manner in which the selling stockholders will offer and sell these securities and also may add, update, or change information contained or incorporated by reference in this prospectus. The names of any underwriters and the specific terms of a plan of distribution, if needed, will be stated in a prospectus supplement or a free writing prospectus.

Our common stock is quoted on the NASDAQ Global Select Market (“NASDAQ”) under the symbol “IAS.” The last reported closing sale price of our common stock on NASDAQ was $16.96 per share on May 8, 2023.

The Company is an “emerging growth company” as the term is used in the Jumpstart Our Business Startups Act of 2012 and, as such, has elected to comply with certain reduced public company reporting requirements for this prospectus and expects to continue to do so in future filings.

INVESTING IN OUR COMMON STOCK INVOLVES A NUMBER OF RISKS. SEE “RISK FACTORS” ON PAGE 6 OF THIS PROSPECTUS AND IN THE APPLICABLE PROSPECTUS SUPPLEMENT AND THE RISK FACTORS IN THE DOCUMENTS INCORPORATED BY REFERENCE IN THIS PROSPECTUS AND IN THE APPLICABLE PROSPECTUS SUPPLEMENT TO READ ABOUT FACTORS YOU SHOULD CAREFULLY CONSIDER BEFORE INVESTING IN OUR COMMON STOCK.

Neither the Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is May 9, 2023.

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ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we have filed with the SEC using a “shelf” registration process as a “well-known seasoned issuer” as defined in Rule 405 under the Securities Act of 1933, as amended (the “Securities Act”). Using this process, the selling stockholders may offer the securities described in this prospectus in one or more offerings. This prospectus provides you with a general description of us and the securities that may be offered by the selling stockholders. Because each of the selling stockholders may be deemed to be an “underwriter” within the meaning of the Securities Act, each time securities are offered by the selling stockholders pursuant to this prospectus, the selling stockholders may be required to provide you with this prospectus and, in certain cases, a prospectus supplement that will contain specific information about the selling stockholders and the terms of the securities being offered. We may also provide you with a free writing prospectus that contains information about the specific terms of that offering, including the name of any selling stockholder and the prices at which the shares of our common stock will be sold. Any prospectus supplement and any free writing prospectus may also add to, update, or change the information contained in this prospectus. If there is any inconsistency between the information in this prospectus and any prospectus supplement or free writing prospectus, you should rely on the information in such prospectus supplement or free writing prospectus. Please carefully read this prospectus and the applicable prospectus supplement or free writing prospectus, in addition to the information contained in the documents we refer to under the headings “Where You Can Find More Information” and “Information Incorporated by Reference.”

Neither we nor the selling stockholders nor any underwriter have authorized anyone to provide you with any information or to make any representations other than those contained or incorporated by reference in this prospectus, the applicable prospectus supplement or free writing prospectus made available by us. Neither we, the selling stockholders nor any underwriter take any responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you.

You should assume that the information appearing in this prospectus is accurate only as of the date on the cover of this prospectus and that any information we have incorporated by reference is accurate only as of the date of the document incorporated by reference. Our business, financial condition, results of operations and prospects may have changed since the date indicated on the cover page of such documents.

The distribution of this prospectus may be restricted by law in certain jurisdictions. You should inform yourself about and observe these restrictions. This prospectus does not constitute, and may not be used in connection with, an offer or solicitation by anyone in any jurisdiction in which the offer or solicitation is not authorized, or in which the person making the offer or solicitation is not qualified to do so, or to any person to whom it is unlawful to make the offer or solicitation.

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PROSPECTUS SUMMARY

This summary highlights selected information contained elsewhere or incorporated by reference in this prospectus. This summary does not contain all of the information that you should consider before investing in our common stock. For a more complete understanding of us and any offering, you should read and carefully consider the entire prospectus and the applicable prospectus supplement, including the risk factors, financial statements and related notes and other information that we incorporate by reference herein and therein, including our most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q (as such reports may be supplemented, amended, or modified). Some of the statements in this prospectus are forward-looking statements. See “Forward-Looking Statements.”

Unless the context otherwise requires, the terms “IAS,” the “Company,” “our company,” “we,” “us,” and “our” in this prospectus refer to Integral Ad Science Holding Corp. and, where appropriate, its consolidated subsidiaries. The term “Vista” refers to Vista Equity Partners, our principal stockholder, and the term “Vista Funds” collectively refers to Vista Equity Partners Fund VI, L.P., Vista Equity Partners Fund VI-A, L.P. and VEPF VI FAF, L.P.

Company Overview

We are a leading digital media quality company offering advertising measurement, optimization and publisher solutions. Our mission is to be the global benchmark for trust and transparency in digital media quality for the world’s leading brands, publishers, and platforms.

Through our cloud-based technology platform and the actionable insights it provides, we deliver independent measurement and verification of digital advertising across all devices, channels, and formats, including desktop, mobile, connected TV, social, display, and video. Our Quality Impressions® is a proprietary metric that helps ensure media quality standards. To be counted as a Quality Impression, a digital ad must be viewable, by a real person rather than a bot, in a brand-safe and suitable environment within the correct geography. The viewability and invalid traffic filtration aspects of Quality Impression are accredited by the Media Rating Council (MRC) across desktop and mobile platforms.

Without an independent evaluation of digital advertising quality, brands and their agencies previously relied on a wide range of publishers and ad platforms to self-report and measure the effectiveness of campaigns without a global benchmark to understand success. We are an independent, trusted partner for buyers and sellers of digital advertising to increase accountability, transparency, and effectiveness in the market. We help advertisers optimize their ad spend and better measure consumer engagement with campaigns across platforms, while enabling publishers to improve their inventory yield and revenue.

As a leading digital media quality partner, we have deep integrations with all the major advertising and technology platforms including Facebook, Instagram, Google, YouTube, LinkedIn, Amazon, Microsoft, Pinterest, Snap, Spotify, TikTok, The Trade Desk, Twitter, Xandr, and Yahoo.

Our platform uses advanced artificial intelligence and machine learning technologies to process over 100 billion daily web transactions on average. With this data, we deliver actionable insights and analytics to our global customers through our easy-to-use reporting platform, IAS Signal™, helping brands, agencies, publishers, and platform partners improve media quality and campaign performance.

For a more fulsome description of our business, please refer to Part I, Item 1, “Business” in our most recent Annual Report on Form 10-K, which is incorporated herein by reference, as amended by any subsequent amendment or any report filed for the purpose of updating that description.

Our Principal Stockholder

We have a valuable relationship with our principal stockholder, Vista.

Vista is a leading global investment firm with more than $96.0 billion in assets under management as of December 31, 2022. The firm exclusively invests in enterprise software, data and technology-enabled organizations across private equity, permanent capital, credit and public equity strategies, bringing an approach that prioritizes creating enduring market value for the benefit of its global ecosystem of investors, companies, customers, and employees. Vista’s investments are anchored by a sizable long-term capital base, experience in structuring technology-oriented transactions and proven, flexible management techniques that drive sustainable growth. Vista believes the transformative power of technology is the key to an even better future—a healthier planet, a smarter economy, a diverse and inclusive community, and a broader path to prosperity.

Risk Factors Summary

There are a number of risks related to our business and our securities. You should carefully consider all the information presented in the section entitled “Risk Factors” in this prospectus. Some of the principal risks related to our business include the following:

•

factors that affect the amount of advertising spending, such as economic downturns and marketability, instability in geopolitical or market conditions generally, and any changes in tax treatment of advertising expenses, can make it difficult to predict our revenue and could adversely affect our business, results of operations, and financial condition;

•

public health outbreaks, epidemics or pandemics, such as the COVID-19 pandemic, the measures taken to contain the spread of such outbreaks and the impact of such outbreaks on the global economy could harm our business, results of operations, and financial condition;

•

if we fail to innovate, maintain or achieve industry accreditation standards, make the right investment decisions in our offerings and platform, including responding to technological changes or upgrading our technology systems, and expand into new channels, we may not attract new customers, retain customers, or achieve customer acceptance of our products, and our business, revenue, and results of operations may decline;

•	the market in which we participate is intensely competitive, both from established and new companies, and we may not be able to compete successfully with our current or future competitors;

•

we rely on integrations with advertising platforms, demand-side platforms (“DSPs”), proprietary platforms, and ad servers, over which we exercise little control and loss of integration, through technology issues, regulations affecting our partners or loss of partners would materially affect our business;

•

our international expansion may expose us to additional risks and requires increased expenditures, which imposes additional risks and compliance imperatives, and failure to successfully execute our international plans will adversely affect our growth and operating results;

•	if we are not able to maintain and enhance our brand, our business, financial condition, and operating results may be adversely affected;

•	we are subject to payment-related risks and, if our customers do not pay or dispute their invoices, our business, financial condition, and operating results may be adversely affected;

•	we have revenue share arrangements with certain DSPs and any material changes to those sharing arrangements could affect our costs;

•	if we are unable to remain competitive, retain key clients or lose large clients, our business could be adversely affected;

•	certain operating results and financial metrics may be difficult to accurately predict due to seasonality;

•	our revenue model depends on high impression volumes, the growth of which may not be sustained, and our short operating history makes it difficult to evaluate our future prospects;

•

the market for buying digital advertising verification solutions is relatively new and evolving. Our estimates of market opportunity and forecasts of market growth included in this Annual Report may prove to be inaccurate;

•

if the non-proprietary technology, software, products and services that we use are unavailable, become subject to future license or other terms we cannot agree to, or do not perform as we expect, our business, financial condition, and results of operations could be harmed;

•	we may be sued by third parties for alleged infringement, misappropriation or other violation of their proprietary rights, which would result in additional expense and potential damages;

•

we may be unable to obtain, maintain, protect, or enforce intellectual property and proprietary rights that are important to our business, which could enable others to copy or use aspects of our technology without compensating us, thereby eroding our competitive advantages and harming our business;

•

failures in the systems and infrastructure supporting our solutions and operations could significantly disrupt our operations, and operational, technical, and performance issues with our platform, whether real or perceived may adversely affect our business, reputation, financial condition, and operating results;

•

if unauthorized access is obtained to user, customer or inventory, and third-party provider data, or our platform is compromised, our services may be disrupted or perceived as insecure, and as a result, we may lose existing customers or fail to attract new customers, and we may incur significant reputational harm and legal and financial liabilities;

•

concerns regarding data privacy and security relating to our industry’s technology and practices, and perceived failure to comply with laws and industry self-regulation, could damage our reputation and deter current and potential customers from using our products and services;

•

we are subject to taxation in multiple jurisdictions. Any adverse development in the tax laws of any of these jurisdictions, any disagreement with our tax positions or change in our annual effective income tax rate could have a material and adverse effect on our business, financial condition or results of operations;

•

our corporate culture has contributed to our success and, if we are unable to maintain it, our business, financial condition, and results of operations could be harmed and the quality of our platform and solutions may suffer; and

•

our business is subject to the risks of earthquakes, fires, floods, and other natural catastrophic events and to interruption by man-made problems such as terrorism, computer viruses, or social disruption impacting advertising spending.

These and other risks are more fully described in the section entitled “Risk Factors” in this prospectus, in our most recent Annual Report on Form 10-K and in subsequently filed Quarterly Reports on Form 10-Q, or in other SEC filings incorporated by reference herein. If any of these risks actually occurs, our business, financial condition, results of operations, cash flows and prospects could be materially and adversely affected. As a result, you could lose all or part of your investment in our securities.

General Corporate Information

We completed our initial public offering on July 2, 2021 (the “IPO”), and our common stock commenced trading on NASDAQ on June 30, 2021. Our website address is www.integralads.com. Our telephone number is (646) 278-4871. We do not currently maintain a principal executive office. The information contained on, or that can be accessed through, our website is not incorporated by reference into this prospectus, and you should not consider any information contained on, or that can be accessed through, our website as part of this prospectus or in deciding whether to purchase our common stock. We are a holding company and all of our business operations are conducted through our subsidiaries.

Additional information about us is included in documents incorporated by reference in this prospectus. See “Where You Can Find More Information” and “Information Incorporated by Reference.”

Trademarks, Service Marks, and Trade Names

This prospectus and the documents incorporated by reference herein include our trademarks and service marks such as “IAS,” “Integral Ad Science,” “IAS Signal,” “Quality Impressions,” and “Total Visibility,” which are protected under applicable intellectual property laws and are the property of us or our subsidiaries. This prospectus and the documents incorporated by reference herein also contain trademarks, service marks, trade names, and copyrights of other companies, such as “AWS” and “Oracle’s MOAT,” which are the property of their respective owners. Solely for convenience, trademarks, and trade names referred to in this prospectus and the documents incorporated by reference herein may appear without the ® or ™ symbols, but such references are not intended to indicate, in any way, that we will not assert, to the fullest extent under applicable law, our rights or the rights of the applicable licensor to these trademarks, and trade names.

Status as a Controlled Company

Because Vista controls a majority of the voting power of our outstanding common stock, we are a “controlled company” under the Sarbanes-Oxley Act of 2002, as amended (the “Sarbanes-Oxley Act”) and the rules of NASDAQ. As a controlled company, we are not required to have a majority of independent directors or to form an independent compensation committee or nominating and corporate governance committee. As a controlled company, we are subject to the rules of the Sarbanes-Oxley Act and are required to have an audit committee that is composed entirely of independent directors.

If at any time we cease to be a controlled company, we will take all action necessary to comply with the Sarbanes-Oxley Act and rules of NASDAQ, including by having a majority of independent directors and ensuring we have a compensation committee and a nominating and corporate governance committee, each composed entirely of independent directors, subject to a permitted “phase-in” period.

Implications of Being an Emerging Growth Company

We qualify as an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”). We will remain an emerging growth company until the earliest of (1) December 31, 2026, (2) the last day of the fiscal year in which we have total annual gross revenue of at least $1.235 billion, (3) the date on which we are deemed to be a large accelerated filer (this means the market value of common stock that is held by non-affiliates exceeds $700.0 million as of the end of the second quarter of that fiscal year) or (4) the date on which we have issued more than $1.0 billion in non-convertible debt securities during the prior three-year period.

An emerging growth company may take advantage of reduced reporting requirements that are otherwise applicable to public companies. These provisions include, but are not limited to:

•	not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act;

•

an exemption from compliance with any requirement that the Public Company Accounting Oversight Board may adopt regarding mandatory audit firm rotation or a supplement to the auditor’s report providing additional information about the audit and the financial statements;

•	reduced disclosure obligations regarding executive compensation in periodic reports, proxy statements, and registration statements; and

•	exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved.

We expect to elect to take advantage of certain reduced disclosure obligations regarding financial statements and other reduced burdens in future filings for as long as we qualify as an emerging growth company. As a result, the information that we provide to our shareholders may be different than you might receive from other public reporting companies in which you hold equity interests.

The JOBS Act also permits an emerging growth company like us to take advantage of an extended transition period to comply with new or revised accounting standards applicable to public companies. We have elected to “opt-in” to this extended transition period for complying with new or revised accounting standards and, therefore, we will not be subject to the same new or revised accounting standards as other public companies that comply with such new or revised accounting standards on a non-delayed basis. As a result, our operating results and consolidated financial statements may not be comparable to the operating results and financial statements of other companies who have adopted the new or revised accounting standards. It is possible that some investors will find our common stock less attractive as a result, which may result in a less active trading market for our common stock and higher volatility in our stock price.

RISK FACTORS

Before making an investment decision, you should carefully consider the risks described under “Risk Factors” in our most recent Annual Report on Form 10-K and in subsequently filed Quarterly Reports on Form 10-Q, together with all of the other information appearing in this prospectus or the applicable prospectus supplement or incorporated by reference herein or therein. The risks so described are not the only risks facing our company. Additional risks not presently known to us or that we currently deem immaterial may also impair our business operations. Our business, financial condition and results of operations could be materially adversely affected by any of these risks. Furthermore, the trading price of our common stock could decline due to any of these risks, and you may lose all or part of your investment.

Risks Related to our common stock and any offering of our common stock

Vista controls us, and their interests may conflict with ours or yours in the future.

Investment entities affiliated with Vista control a majority of the voting power of our outstanding common stock, which means that, based on its percentage voting power, Vista controls the vote of all matters submitted to a vote of our stockholders. This control enables Vista to control the election of the members of our board of directors (the “Board”) and all other corporate decisions. Even when Vista ceases to control a majority of the total voting power, for so long as Vista continues to own a significant percentage of our common stock, Vista will still be able to significantly influence the composition of our Board and the approval of actions requiring stockholder approval. Accordingly, for such period of time, Vista will have significant influence with respect to our management, business plans and policies, including the appointment and removal of our officers, decisions on whether to raise future capital and amending our Certificate of Incorporation and Bylaws, which govern the rights attached to our common stock. In particular, for so long as Vista continues to own a significant percentage of our common stock, Vista will be able to cause or prevent a change of control of us or a change in the composition of our Board and could preclude any unsolicited acquisition of us. The concentration of ownership could deprive you of an opportunity to receive a premium for your shares of common stock as part of a sale of us and ultimately might affect the market price of our common stock.

The market price of our common stock may be volatile and could decline.

Volatility in the market price of our common stock may prevent you from being able to sell your shares at or above the price you paid for your shares. The market price of our common stock may fluctuate significantly. Among the factors that could affect our stock price are:

•	market conditions in our industry or the broader stock market;

•	actual or anticipated fluctuations in our quarterly financial and operating results;

•	changing economic conditions;

•	introduction of new solutions or services by us or our competitors;

•	issuance of new or changed securities analysts’ reports or recommendations;

•	sales, or anticipated sales, of large blocks of our stock;

•	additions or departures of key personnel;

•	regulatory or political developments;

•	litigation and governmental investigations;

•	investors’ perception of us;

•	events beyond our control such as weather, war, and health crises; and

•	any default on our indebtedness.

We cannot assure you that you will be able to resell your shares at or above the price you paid for your shares. Stock markets have experienced extreme volatility in recent years that has been unrelated to the operating performance of particular companies. These broad market fluctuations may adversely affect the trading price of our common stock. In the past, following periods of volatility in the market price of a company’s securities, class action litigation has often been instituted against the affected company. Any litigation of this type brought against us could result in substantial costs and a diversion of our management’s attention and resources, which could materially and adversely affect our business, financial position, results of operations, and cash flows.

An active, liquid trading market for our common stock may not be sustained.

Although our common stock is currently quoted on NASDAQ under the symbol “IAS,” an active trading market for our shares may not be sustained. Accordingly, if an active trading market for our common stock is not maintained, the liquidity of our common stock, your ability to sell your shares of our common stock when desired, and the prices that you may obtain for your shares of common stock will be adversely affected.

Future sales of shares by us or our existing stockholders could cause our stock price to decline.

Sales of substantial amounts of our common stock in the public market, or the perception that such sales could occur, could cause the market price of our common stock to decline. Such sales, or the possibility that such sales may occur, also might make it more difficult for us to sell equity securities in the future at a time and at a price that we deem appropriate.

All of the common stock shares to be sold in any offering will be immediately tradable without restriction under the Securities Act, except for any shares held by “affiliates,” as that term is defined in Rule 144 under the Securities Act. In connection with such a sale, shares held by Vista (other than those contemplated to be sold in such offering), our executives and our directors may be subject to a customary lock-up agreement to be entered into by us, the selling stockholders, and our executive officers and directors.

We are also party to a registration rights agreement, dated as of July 2, 2021, with the Vista Funds and certain other investors, pursuant to which the shares of our common stock and our other equity securities held by them will be eligible for resale, subject to certain limitations set forth therein.

On July 1, 2021, we also filed a registration statement on Form S-8 under the Securities Act to register the shares of common stock to be issued under our 2021 Omnibus Incentive Plan. As a result, all shares of common stock acquired upon the vesting of restricted stock units, market stock units and other securities convertible or exchangeable into shares of common stock granted under our 2021 Omnibus Incentive Plan will be freely tradable under the Securities Act, subject to the terms of the lock-up agreements, unless purchased by our affiliates.

Additionally, in connection with any offering, the selling stockholders may enter into lock-up agreements under which they may agree not to, among other things and subject to certain exceptions, offer, sell, contract to sell, pledge, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, engage in any hedging or similar transaction or arrangement, lend or otherwise transfer or dispose of, directly or indirectly, any of our securities that are substantially similar to the securities offered thereby, without the prior written consent of the underwriters, for a period to be determined at the time of such offering. Any such lock-up agreements may provide that the underwriters can waive such restrictions in their sole discretion at any time.

Because we have no current plans to pay regular cash dividends on our common stock, you may not receive any return on investment unless you sell your common stock for a price greater than that which you paid for it.

We do not anticipate paying any regular cash dividends on our common stock. Any decision to declare and pay dividends in the future will be made at the discretion of our Board and will depend on, among other things, our results of operations, financial condition, cash requirements, contractual restrictions, and other factors that our Board may deem relevant. In addition, our ability to pay dividends is, and may be, limited by covenants of existing and any future outstanding indebtedness we or our subsidiaries incur. Therefore, any return on investment in our common stock is solely dependent upon the appreciation of the price of our common stock on the open market, which may not occur.

We are a “controlled company” within the meaning of the rules of NASDAQ and, as a result, we qualify for, and have relied upon, exemptions from certain corporate governance requirements. Therefore, you do not have the same protections as those afforded to shareholders of companies that are subject to such governance requirements.

Vista controls a majority of the voting power of our outstanding common stock. As a result, we are a “controlled company” within the meaning of the corporate governance standards of NASDAQ. Under these rules, a company of which more than 50% of the voting power for the election of directors is held by an individual, group or another company is a “controlled company” and may elect not to comply with certain corporate governance requirements, including:

•	the requirement that a majority of our Board consist of independent directors;

•	the requirement that director nominees be selected or recommended by a nominating committee that is composed entirely of independent directors or by a majority of independent directors; and

•	the requirement that we have a compensation committee that is composed entirely of independent directors with a written charter addressing the committee’s purpose and responsibilities.

We have utilized and expect to continue utilizing these exemptions as long as they are available to us. As a result, we may not have a majority of independent directors on our Board and our compensation and nominating committee may not consist entirely of independent directors. Accordingly, you do not have the same protections afforded to shareholders of companies that are subject to all of the corporate governance requirements of the rules of NASDAQ.

FORWARD-LOOKING STATEMENTS

Certain statements in or incorporated by reference in this prospectus and any prospectus supplement are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act and Section 21E of the Exchange Act that are subject to risks and uncertainties. All statements other than statements of historical fact included in this prospectus and any prospectus supplement are forward-looking statements (including statements herein and found in documents incorporated herein by reference, to the extent applicable). Forward-looking statements give our current expectations and projections relating to our financial condition, results of operations, plans, objectives, future performance and business. You can identify forward-looking statements by the fact that they do not relate strictly to historical or current facts. These statements may include words such as “anticipate,” “estimate,” “expect,” “project,” “plan,” “intend,” “believe,” “may,” “will,” “should,” “can have,” “likely” and other words and terms of similar meaning in connection with any discussion of the timing or nature of future operating or financial performance or other events. For example, all statements we make relating to our estimated and projected costs, expenditures, cash flows, growth rates and financial results or our plans and objectives for future operations, growth initiatives, or strategies are forward-looking statements. All forward-looking statements are subject to risks and uncertainties that may cause actual results to differ materially from those that we expected, including those contained under “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2022, which is incorporated in this prospectus by reference (and in any of our Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q for subsequent periods, in our other filings with the SEC, and any risks identified under “Risk Factors” in this prospectus and any accompanying prospectus supplement).

We derive many of our forward-looking statements from our operating budgets and forecasts, which are based on many detailed assumptions. While we believe that our assumptions are reasonable, we caution that it is very difficult to predict the impact of known factors, and it is impossible for us to anticipate all factors that could affect our actual results. Important factors that could cause actual results to differ materially from our expectations, or cautionary statements, are disclosed under “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2022 and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our Annual Report on Form 10-K for the year ended December 31, 2022 and Quarterly Report on Form 10-Q for the Quarter Ended March 31, 2023, each of which are incorporated in this prospectus by reference (and in any of our Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q for subsequent periods and in our other filings with the SEC). All written and oral forward-looking statements attributable to us, or persons acting on our behalf, are expressly qualified in their entirety by these cautionary statements as well as other cautionary statements that are made from time to time in our other SEC filings and public communications. You should evaluate all forward-looking statements made in the context of these risks and uncertainties.

We caution you that the important factors referenced above may not contain all of the factors that are important to you. In addition, we cannot assure you that we will realize the results or developments we expect or anticipate or, even if substantially realized, that they will result in the consequences or affect us or our operations in the way we expect. The forward-looking statements included in this prospectus and any prospectus supplement, or any document incorporated by reference, are made only as of the date hereof or thereof (as applicable). We undertake no obligation to update or revise any forward-looking statement as a result of new information, future events or otherwise, except as otherwise required by law.

USE OF PROCEEDS

We are not selling any shares of common stock under this prospectus, and we will not receive any of the proceeds from the sale of shares of common stock by the selling stockholders. All shares of common stock offered from time to time pursuant to this prospectus are being registered for the account of the selling stockholders.

SELLING STOCKHOLDERS

Information regarding the identities of any selling stockholders, any material relationships the selling stockholders have had with the Company within the past three years, the beneficial ownership of our common stock by the selling stockholders, the number of shares being offered by such selling stockholders and the number of shares beneficially owned by the selling stockholders after the applicable offering will be set forth in a prospectus supplement, free writing prospectus, post-effective amendment, or filings we make with the SEC under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) that are incorporated by reference. No selling stockholder may sell any shares of our common stock pursuant to this prospectus until we have identified such selling stockholder and the shares being offered for resale by such selling stockholder in a subsequent prospectus supplement, free writing prospectus, or in a post-effective amendment. However, selling stockholders may sell or transfer all or a portion of their shares of our common stock pursuant to any available exemption from the registration requirements of the Securities Act.

DESCRIPTION OF COMMON STOCK

The description of our common stock is incorporated by reference to Exhibit 4.1 to our Annual Report on Form 10-K for the year ended December 31, 2021, filed with the SEC on March 2, 2022. For more information regarding our common stock, see our Certificate of Incorporation and Bylaws incorporated herein by reference and filed as Exhibits 3.1 and 3.2 hereto, respectively.

DIVIDEND POLICY

We have never declared or paid any cash dividends on our common stock. We currently intend to retain any future earnings and do not expect to pay any dividends in the foreseeable future. Additionally, because we are a holding company, our ability to pay dividends on our common stock may be limited by restrictions on the ability of our subsidiaries to pay dividends or make distributions to us. Any future determination to declare cash dividends will be made at the discretion of our board of directors, subject to applicable laws, and will depend on a number of factors, including our financial condition, results of operations, capital requirements, contractual restrictions, general business conditions, and other factors that our board of directors may deem relevant.

MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES TO NON-U.S. HOLDERS

The following discussion is a summary of the material U.S. federal income tax consequences to Non-U.S. Holders (as defined below) of the purchase, ownership and disposition of our common stock sold pursuant to this prospectus, but does not purport to be a complete analysis of all potential tax effects. The effects of other U.S. federal tax laws, such as estate and gift tax laws, and any applicable state, local or non-U.S. tax laws are not discussed. This discussion is based on the Internal Revenue Code of 1986, as amended, or the Code, Treasury regulations promulgated thereunder, or Treasury Regulations, judicial decisions, and published rulings and administrative pronouncements of the U.S. Internal Revenue Service, or the IRS, in each case as in effect as of the date hereof. These authorities may change or be subject to differing interpretations. Any such change or differing interpretation may be applied retroactively in a manner that could adversely affect a Non-U.S. Holder of our common stock. We have not sought and will not seek any rulings from the IRS regarding the matters discussed below. There can be no assurance the IRS or a court will not take a contrary position to those discussed below regarding the tax consequences of the purchase, ownership, and disposition of our common stock.

This discussion is limited to Non-U.S. Holders that hold our common stock as a “capital asset” within the meaning of Section 1221 of the Code (generally, property held for investment). This discussion does not address all U.S. federal income tax consequences relevant to a Non-U.S. Holder’s particular circumstances, including the impact of the Medicare contribution tax on net investment income. In addition, it does not address consequences relevant to persons subject to special rules, including, without limitation:

•	U.S. expatriates and former citizens or long-term residents of the U.S.;

•	persons subject to the alternative minimum tax;

•	persons holding our common stock as part of a hedge, straddle, or other risk reduction strategy or as part of a conversion transaction or other integrated investment;

•	banks, insurance companies, and other financial institutions;

•	real estate investment trusts or regulated investment companies;

•	brokers, dealers, or traders in securities;

•	“controlled foreign corporations,” “passive foreign investment companies,” and corporations that accumulate earnings to avoid U.S. federal income tax;

•	partnerships or other entities or arrangements treated as partnerships for U.S. federal income tax purposes (and investors therein);

•	tax-exempt organizations or governmental organizations;

•	persons deemed to sell our common stock under the constructive sale provisions of the Code;

•	persons who hold or receive our common stock pursuant to the exercise of any employee stock option or otherwise as compensation;

•	persons that own, or are deemed to own, more than five percent of our common stock (except to the extent specifically set forth below);

•	“qualified foreign pension funds” (within the meaning of Section 897(l)(2) of the Code and entities, all of the interests of which are held by qualified foreign pension funds); and

•	tax-qualified retirement plans.

If any partnership or other entity or arrangement classified as a partnership for U.S. federal income tax purposes holds our common stock, the tax treatment of a partner in the partnership will depend on the status of the partner, the activities of the partnership, and certain determinations made at the partner level. Accordingly, partnerships holding our common stock and partners in such partnerships should consult their tax advisors regarding the U.S. federal income tax consequences to them.

THIS DISCUSSION IS FOR INFORMATIONAL PURPOSES ONLY AND IS NOT TAX ADVICE. INVESTORS SHOULD CONSULT THEIR TAX ADVISORS WITH RESPECT TO THE APPLICATION OF THE U.S. FEDERAL INCOME TAX LAWS TO THEIR PARTICULAR SITUATIONS AS WELL AS ANY TAX CONSEQUENCES OF THE PURCHASE, OWNERSHIP, AND DISPOSITION OF OUR COMMON STOCK ARISING UNDER THE U.S. FEDERAL ESTATE OR GIFT TAX LAWS OR UNDER THE LAWS OF ANY STATE, LOCAL, OR NON-U.S. TAXING JURISDICTION OR UNDER ANY APPLICABLE INCOME TAX TREATY.

Definition of a Non-U.S. Holder

For purposes of this discussion, a “Non-U.S. Holder” is any beneficial owner of our common stock that is neither a “United States person” nor a partnership or other entity or arrangement treated as a partnership for U.S. federal income tax purposes. A United States person is any person that, for U.S. federal income tax purposes, is or is treated as any of the following:

•	an individual who is a citizen or resident of the U.S.;

•	a corporation, or an entity treated as a corporation for U.S. federal income tax purposes, created or organized under the laws of the U.S. or any state thereof, or the District of Columbia;

•	an estate, the income of which is subject to U.S. federal income tax regardless of its source; or

•

a trust that (1) is subject to the primary supervision of a U.S. court and the control of one or more “United States persons” (within the meaning of Section 7701(a)(30) of the Code), or (2) has a valid election in effect to be treated as a United States person for U.S. federal income tax purposes.

Distributions

As described in the section entitled “Dividend Policy,” we do not anticipate declaring or paying dividends to holders of our common stock in the foreseeable future. However, if we make distributions of cash or property on our common stock, such distributions will constitute dividends for U.S. federal income tax purposes to the extent paid from our current or accumulated earnings and profits, as determined under U.S. federal income tax principles. Amounts not treated as dividends for U.S. federal income tax purposes will constitute a non-taxable return of capital and first be applied against and reduce a Non-U.S. Holder’s adjusted tax basis in its common stock, but not below zero. Any excess will be treated as capital gain and will be treated as described below under “Sale or Other Taxable Disposition.”

Subject to the discussion below on effectively connected income, backup withholding, and the Foreign Account Tax Compliance Act, dividends paid to a Non-U.S. Holder of our common stock will be subject to U.S. federal withholding tax at a rate of 30% of the gross amount of the dividends (or such lower rate specified by an applicable income tax treaty, provided the Non-U.S. Holder furnishes to the applicable withholding agent prior to the payment of dividends a valid IRS Form W-8BEN or W-8BEN-E (or other applicable documentation) certifying qualification for the lower treaty rate). A Non-U.S. Holder that does not timely furnish the required documentation, but that qualifies for a reduced treaty rate, may obtain a refund of any excess amounts withheld by timely filing an appropriate claim for refund with the IRS. Non-U.S. Holders should consult their tax advisors regarding their entitlement to benefits under any applicable income tax treaty.

If dividends paid to a Non-U.S. Holder are effectively connected with the Non-U.S. Holder’s conduct of a trade or business within the U.S. (and, if required by an applicable income tax treaty, the Non-U.S. Holder maintains a permanent establishment in the U.S. to which such dividends are attributable), the Non-U.S. Holder will be exempt from the U.S. federal withholding tax described above. To claim the exemption, the Non-U.S. Holder must furnish to the applicable withholding agent a valid IRS Form W-8ECI, certifying that the dividends are effectively connected with the Non-U.S. Holder’s conduct of a trade or business within the U.S.

Any such effectively connected dividends will be subject to U.S. federal income tax on a net income basis at the regular rates applicable to a United States person. A Non-U.S. Holder that is a corporation also may be subject to a branch profits tax at a rate of 30% (or such lower rate specified by an applicable income tax treaty) on its effectively connected earnings and profits (as adjusted for certain items), which will include such effectively connected dividends. Non-U.S. Holders should consult their tax advisors regarding any applicable tax treaties that may provide for different rules.

Sale or Other Taxable Disposition

Subject to the discussion below on backup withholding and the Foreign Account Tax Compliance Act, a Non-U.S. Holder generally will not be subject to U.S. federal income tax on any gain realized upon the sale or other taxable disposition of our common stock unless:

•

the gain is effectively connected with the Non-U.S. Holder’s conduct of a trade or business within the U.S. (and, if required by an applicable income tax treaty, the Non-U.S. Holder maintains a permanent establishment in the U.S. to which such gain is attributable);

•	the Non-U.S. Holder is a nonresident alien individual present in the U.S. for 183 days or more during the taxable year of the disposition and certain other requirements are met; or

•

our common stock constitutes a U.S. real property interest, or USRPI, by reason of our status as a U.S. real property holding corporation, or USRPHC, for U.S. federal income tax purposes at any time within the shorter of (1) the five-year period preceding the Non-U.S. Holder’s disposition of our common stock and (2) the Non-U.S. Holder’s holding period for our common stock. Generally, a domestic corporation is a USRPHC if the fair market value of its USRPIs equals or exceeds 50% of the sum of the fair market value of its worldwide real property interests plus its other assets used or held for use in a trade or business.

Gain described in the first bullet point above generally will be subject to U.S. federal income tax on a net income basis at the regular rates applicable to a United States person. A Non-U.S. Holder that is a corporation also may be subject to a branch profits tax at a rate of 30% (or such lower rate specified by an applicable income tax treaty) on its effectively connected earnings and profits (as adjusted for certain items), which will include such effectively connected gain.

A Non-U.S. Holder described in the second bullet point above will be subject to U.S. federal income tax at a rate of 30% (or such lower rate specified by an applicable income tax treaty) on any gain derived from the disposition, which may generally be offset by U.S. source capital losses of the Non-U.S. Holder (even though the individual is not considered a resident of the U.S.), provided the Non-U.S. Holder has timely filed U.S. federal income tax returns with respect to such losses.

With respect to the third bullet point above, we believe we currently are not, and do not anticipate becoming, a USRPHC. Because the determination of whether we are a USRPHC depends, however, on the fair market value of our USRPIs relative to the fair market value of our non-U.S. real property interests and our other business assets, there can be no assurance we currently are not a USRPHC or will not become one in the future. Even if we are or were to become a USRPHC, gain arising from the sale or other taxable disposition by a Non-U.S. Holder of our common stock will not be subject to U.S. federal income tax if our common stock is “regularly traded on an established securities market,” as defined by applicable Treasury Regulations, and such Non-U.S. Holder owned, actually and constructively, five percent or less of our common stock throughout the shorter of the five-year period ending on the date of the sale or other taxable disposition or the Non-U.S. Holder’s holding period. If we were to become a USRPHC and our common stock were not considered to be “regularly traded” on an established securities market during the calendar year in which the relevant disposition by a Non-U.S. Holder occurs, such Non-U.S. Holder (regardless of the percentage of common stock owned) would be subject to U.S. federal income tax on a sale or other taxable disposition of our common stock and a 15% withholding tax would apply to the gross proceeds from such disposition.

Non-U.S. Holders should consult their tax advisors regarding potentially applicable income tax treaties that may provide for different rules.

Information Reporting and Backup Withholding

Payments of dividends on our common stock generally will not be subject to backup withholding, provided the applicable withholding agent does not have actual knowledge or reason to know the Non-U.S. Holder is a United States person and the Non-U.S. Holder either certifies its non-U.S. status, such as by furnishing a valid IRS Form W-8BEN, W-8BEN-E, or W-8ECI, or otherwise establishes an exemption. However, information returns are required to be filed with the IRS in connection with any dividends on our common stock paid to the Non-U.S. Holder, regardless of whether any tax was actually withheld. In addition, proceeds of the sale or other taxable disposition of our common stock within the U.S. or conducted through certain U.S.-related brokers generally will not be subject to backup withholding or information reporting if the applicable withholding agent receives the certification described above and does not have actual knowledge or reason to know that such Non-U.S. Holder is a United States person, or the Non-U.S. Holder otherwise establishes an exemption. If a Non-U.S. Holder does not provide the certification described above or the applicable withholding agent has actual knowledge or reason to know that such Non-U.S. Holder is a United States person, payments of dividends or of proceeds of the sale or other taxable disposition of our common stock generally will be subject to backup withholding at a rate currently equal to 24% of the gross proceeds of such dividend, sale, or taxable disposition. Proceeds of a disposition of our common stock conducted through a non-U.S. office of a non-U.S. broker generally will not be subject to backup withholding or information reporting.

Copies of information returns that are filed with the IRS may also be made available under the provisions of an applicable treaty or agreement to the tax authorities of the country in which the Non-U.S. Holder resides or is established.

Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be allowed as a refund or a credit against a Non-U.S. Holder’s U.S. federal income tax liability, provided the required information is timely furnished to the IRS.

Non-U.S. Holders should consult their tax advisors regarding information reporting and backup withholding.

Additional Withholding Tax on Payments Made to Foreign Accounts

Withholding taxes may be imposed under Sections 1471 to 1474 of the Code (such Sections commonly referred to as the Foreign Account Tax Compliance Act (“FATCA”)) on certain types of payments made to non-U.S. financial institutions and certain other non-U.S. entities. Specifically, a 30% withholding tax may be imposed on dividends on, or gross proceeds from the sale or other disposition of, our common stock paid to a “foreign financial institution” or a “non-financial foreign entity” (each as defined in the Code) (including, in some cases, when such foreign financial institution or non-financial foreign entity is acting as an intermediary), unless (1) the foreign financial institution undertakes certain diligence and reporting obligations, (2) the non-financial foreign entity either certifies it does not have any “substantial United States owners” (as defined in the Code) or furnishes identifying information regarding each direct and indirect substantial United States owner, or (3) the foreign financial institution or non-financial foreign entity otherwise qualifies for an exemption from these rules. If the payee is a foreign financial institution and is subject to the diligence and reporting requirements in (1) above, it must enter into an agreement with the U.S. Department of the Treasury requiring, among other things, that it undertake to identify accounts held by certain “specified United States persons” or “United States owned foreign entities” (each as defined in the Code), annually report certain information about such accounts, and withhold 30% on certain payments to noncompliant foreign financial institutions and certain other account holders. Foreign financial institutions located in jurisdictions that have an intergovernmental agreement with the U.S. governing FATCA may be subject to different rules.

Under the Code, applicable Treasury Regulations and administrative guidance, withholding under FATCA generally applies to payments of dividends on our common stock. The U.S. Department of the Treasury released proposed regulations (which may be relied upon by taxpayers until final regulations are issued), which eliminate FATCA withholding on the gross proceeds from a sale or other disposition of our common stock. Accordingly, FATCA withholding on the gross proceeds from a sale or other disposition of our common stock is not currently expected to apply.

Prospective investors should consult their tax advisors regarding the potential application of withholding under FATCA to their investment in our common stock.

PLAN OF DISTRIBUTION

The shares of our common stock covered by this prospectus are being registered to permit the selling stockholders to offer and sell such shares from time to time after the date of this prospectus. We will not receive any of the proceeds from the sale or other distribution of the common stock offered by the selling stockholders.

The selling stockholders may act independently of us in making decisions with respect to the timing, manner, and size of any of their sales. The selling stockholders and certain of their successors, including certain transferees, assignees, and donees (including charitable organizations), may make sales of the shares of common stock covered by this prospectus from time to time through one or more methods specified herein or through a combination of any of such methods or any other method permitted pursuant to applicable law. Such offers and sales may be made directly to purchasers, through underwriters, to dealers or through agents, on NASDAQ or any other stock exchange on which the shares are listed or otherwise at prices and under terms prevailing at the time of the sale, at prices related to the then-current market price, at fixed prices, at varying prices determined at the time of sale, at privately negotiated prices or any other method permitted pursuant to applicable law. Such sales may be effected by a variety of methods, including the following:

•	in market transactions or on any national securities exchange or quotation service or over-the-counter market on which the shares may be listed or quoted at the time of sale;

•	in transactions other than on such exchanges or services or in the over-the-counter market;

•	in privately negotiated transactions;

•	through one or more underwriters on a firm commitment or best-efforts basis, including through overnight underwritten offerings or bought deals;

•

through the writing or settlement of options or other hedging transactions (including the issuance by the selling stockholders of derivative securities), whether the options or such other derivative securities are listed on an options exchange or otherwise;

•	through the settlement of certain short sales entered into after the date of this prospectus;

•	purchases by the broker-dealer as principal, and resale by the broker-dealer for its account pursuant to this prospectus;

•	a block trade in which the broker-dealer so engaged will attempt to sell the shares as agent, but may resell all or a portion of the block as principal in order to facilitate the transaction;

•	in a public auction;

•	transactions in which a broker-dealer may agree with the selling stockholders to sell a specified number of such shares at a stipulated price per share;

•	transactions in which the broker-dealer as agent solicits purchasers and ordinary brokerage transactions by the broker-dealer as agent;

•	an offering at other than a fixed price on or through the facilities of any stock exchange on which the shares are then listed or to or through a market maker other than on that stock exchange;

•	through any combination of the foregoing methods of sale; or

•	through any other method permitted pursuant to applicable law.

The selling stockholders may enter into derivative transactions with third parties or sell securities not covered by this prospectus to third parties in privately negotiated transactions.

A selling stockholder that is an entity may elect to make an in-kind distribution of shares of our common stock to its members, partners or equityholders pursuant to the registration statement of which this prospectus forms a part by delivering a prospectus and an applicable prospectus supplement or a free writing prospectus. To the extent that such members, partners or equityholders are not affiliates of ours, such members, partners or equityholders would thereby receive freely tradeable shares of our common stock pursuant to the distribution through a registration statement. To the extent a distributee is an affiliate of ours (or to the extent otherwise required by law), we may file a prospectus supplement or a free writing prospectus in order to permit the distributees to use the prospectus to resell our shares of common stock acquired in the distribution.

The selling stockholders may enter into hedging transactions with broker-dealers or any other person, in connection with such broker dealer or other person who may in turn engage in short sales of the shares of common stock in the course of hedging the positions they assume. The selling stockholders also may sell shares short and deliver shares covered by this prospectus and any applicable prospectus supplement to close out the short positions or loan, pledge, or grant a security interest in, some or all of the shares owned by them to broker-dealers that in turn may sell such shares.

The selling stockholders may also directly make offers to sell some or all of the shares of common stock offered by them pursuant to this prospectus to, or solicit offers to purchase such shares from, purchasers from time to time.

If the selling stockholders use one or more underwriters in the sale, the underwriters will acquire the securities for their own account, and they may resell these securities from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The securities may be offered and sold to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more of such firms. In connection with those sales, underwriters may be deemed to have received compensation from the selling stockholders in the form of underwriting discounts or commissions and may also receive commissions from purchasers of the shares for which they may act as agents. Underwriters may resell the shares to or through dealers, and those dealers may receive compensation in the form of one or more discounts, concessions, or commissions from the underwriters and commissions from purchasers for which they may act as agents.

From time to time, the selling stockholders may sell the shares of common stock offered by them pursuant to this prospectus to one or more dealers acting as principals. The dealers, which may be deemed to be “underwriters” as that term is defined in the Securities Act, may then resell the shares to purchasers.

The selling stockholders may designate broker-dealers as agents from time to time to solicit offers from purchasers to purchase the shares of common stock offered by them pursuant to this prospectus, or to sell such shares in ordinary brokerage transactions, on their behalf. Such broker-dealers may be deemed to be “underwriters” as that term is defined in the Securities Act in such offering.

The selling stockholders or their respective underwriters, broker-dealers, or agents may make sales of the shares of common stock that are deemed to be an at-the-market offering as defined in Rule 415 of the Securities Act, which includes sales of such shares made directly on or through any stock exchange on which the shares are listed, the existing trading market for the shares, or in the over-the-counter market or otherwise.

From time to time, one or more of the selling stockholders may pledge, hypothecate or grant a security interest in some or all of the shares of common stock owned by them. In the event of default, the pledgees, secured parties or persons to whom the shares have been hypothecated will, to the extent registration rights are transferable and are transferred upon foreclosure, be deemed to be selling stockholders under this prospectus.

In addition to the transactions described above, the selling stockholders may sell the shares of common stock offered by them pursuant to this prospectus in compliance with available exemptions from the registration requirements under the Securities Act, rather than pursuant to this prospectus.

The selling stockholders may decide to sell all or a portion of the securities offered by them pursuant to this prospectus or may decide not to sell any securities under this prospectus. In addition, the selling stockholders may transfer, sell, or dispose of the securities by other means not described in this prospectus.

The selling stockholders and any other persons participating in the sale or distribution of shares of common stock will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M. Regulation M may limit the timing of purchases and sales of any of the shares by the selling stockholders and any other such persons. In addition, Regulation M may restrict the ability of any person engaged in the distribution of the shares to engage in market-making activities with respect to the shares being distributed for a period of up to five business days before the distribution. This may affect the marketability of the shares and the ability of any person or entity to engage in market-making activities with respect to the shares.

To the extent required, the securities to be sold, the names of the selling stockholders, the respective purchase prices and public offering prices, the names of any agents, dealers or underwriters and any applicable commissions or discounts with respect to a particular offering will be set forth in an accompanying prospectus supplement or a free writing prospectus or, if appropriate, a post-effective amendment to the registration statement that includes this prospectus.

We may indemnify, in certain circumstances, the selling stockholders against certain liabilities to which they may become subject in connection with the sale of the shares of common stock offered by them pursuant to this prospectus, including liabilities arising under the Securities Act. Each of the selling stockholders may indemnify us in certain circumstances against certain liabilities to which we may become subject in connection with the sale of such shares, including liabilities arising under the Securities Act. We and the selling stockholders may agree to indemnify underwriters, dealers and agents who participate in the distribution of the shares offered by them pursuant to this prospectus against certain liabilities to which they may become subject in connection with the sale of such shares, including liabilities arising under the Securities Act. We have also agreed that if the indemnification described above is held by a court or government agency of competent jurisdiction to be unavailable to any indemnified party or is insufficient to hold them harmless in respect of any losses, then each such indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such loss in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of such indemnified party on the other in connection with the statements or omissions that resulted in such losses, as well as any other relevant equitable considerations.

Certain of the underwriters and their affiliates may engage in transactions with and may perform services for us or our affiliates in the ordinary course of business.

We may pay the expenses of the registration of the shares of common stock offered and sold by the selling stockholders under the registration statement of which this prospectus forms a part, including, but not limited to, all registration and filing fees, fees and expenses of our counsel and accountants, and to reimburse the selling stockholders for any legal fees and expenses reasonably incurred in connection with defending against certain liabilities. The selling stockholders will pay any underwriting discounts and commissions applicable to the shares sold by the selling stockholders.

A prospectus and accompanying prospectus supplement or free writing prospectus in electronic form may be made available on the websites maintained by the underwriters of a given offering. The underwriters may agree to allocate a number of securities for sale to their online brokerage account holders. Such allocations of securities for internet distributions will be made on the same basis as other allocations. In addition, securities may be sold by the underwriters to securities dealers who resell securities to online brokerage account holders.

In connection with offerings of securities under the registration statement of which this prospectus forms a part and in compliance with applicable law, underwriters, brokers, or dealers may engage in transactions that stabilize or maintain the market price of the securities at levels above those that might otherwise prevail in the open market. Specifically, underwriters, brokers, or dealers may over-allot in connection with offerings, creating a short position in the securities for their own accounts. For the purpose of covering a syndicate short position or stabilizing the price of the securities, the underwriters, brokers, or dealers may place bids for the securities or effect purchases of the securities in the open market. Finally, the underwriters may impose a penalty whereby selling concessions allowed to syndicate members or other brokers or dealers for distribution of the securities in offerings may be reclaimed by the syndicate if the syndicate repurchases previously distributed securities in transactions to cover short positions, in stabilization transactions or otherwise. These activities may stabilize, maintain, or otherwise affect the market price of the securities, which may be higher than the price that might otherwise prevail in the open market, and, if commenced, may be discontinued at any time. These transactions may be effected on or through any stock exchange on which the shares are listed, the existing trading market for the shares, or in the over-the-counter market or otherwise.

LEGAL MATTERS

The validity of the issuance of our common stock offered by this prospectus will be passed upon for us by Kirkland & Ellis LLP, Chicago, Illinois. Certain partners of Kirkland & Ellis LLP are members of a limited partnership that is an investor in one or more investment funds associated with Vista or are investors in the Company. Kirkland & Ellis LLP represents entities affiliated with Vista in connection with legal matters.

EXPERTS

The financial statements incorporated in this prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2022 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly, and current reports, proxy statements, and other information with the SEC (File No. 001-40557). We have filed with the SEC a registration statement on Form S-3 under the Securities Act to register our common stock being offered by this prospectus. This prospectus, and any document incorporated by reference into this prospectus, which form part of the registration statement, does not contain all of the information included in the registration statement and the attached exhibits. You will find additional information about us and our common stock in the registration statement. References in this prospectus to any of our contracts, agreements, or other documents are not necessarily complete, and you should refer to the exhibits attached to the registration statement for copies of the actual contracts, agreements, or documents.

The SEC maintains an Internet site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC. The address of the site is www.sec.gov. This reference to the SEC’s website is an inactive textual reference only and is not a hyperlink.

We are subject to the reporting, proxy, and information requirements of the Exchange Act, and are required to file periodic reports, proxy statements and other information with the SEC. These periodic reports, proxy statements, and other information are available at the website of the SEC referred to above, as well as on our website, www.integralads.com, as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC. This reference to our website is an inactive textual reference only and is not a hyperlink. The contents of, or other information accessible through, our website are not part of this prospectus, and you should not consider the contents of, or other information accessible through, our website in making an investment decision with respect to our common stock.

INFORMATION INCORPORATED BY REFERENCE

The SEC allows us to “incorporate by reference” into this prospectus the information we provide in other documents filed by us with the SEC. The information incorporated by reference is an important part of this prospectus and the applicable prospectus supplement. We incorporate by reference the following documents that we have filed with the SEC (other than portions of these documents that are deemed to have been furnished and not filed in accordance with SEC rules, including pursuant to Item 2.02 or Item 7.01 of any Current Report on Form 8-K (including any financial statements or exhibits relating thereto furnished pursuant to Item 9.01), unless otherwise indicated therein):

•	our Annual Report on Form 10-K for the fiscal year ended December 31, 2022, filed on March 2, 2023, as amended by our Annual Report on Form 10-K/A filed on May 4, 2023;

•	our Quarterly Report on Form 10-Q for the quarter ended March 31, 2023, filed on May 4, 2023;

•	our Current Reports on Form 8-K filed on March 10, 2023 and April 3, 2023;

•

information specifically incorporated by reference into our Annual Report on Form 10-K for the year ended December  31, 2022 from our Definitive Proxy Statement on Schedule 14A, filed on April 10, 2023; and

•

the description of our capital stock filed as Exhibit 4.1 to our Annual Report on Form 10-K for the year ended December 31, 2021 filed on March 2, 2023, and any amendments or reports filed for the purpose of updating such description.

In addition, all documents subsequently filed by us with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act (other than portions of these documents that are deemed to have been furnished and not filed in accordance with SEC rules, including pursuant to Item 2.02 or Item 7.01 of any Current Report on Form 8-K (including any financial statements or exhibits relating thereto furnished pursuant to Item 9.01), unless otherwise indicated therein), until all offerings under the registration statement of which this prospectus is a part are completed or terminated, will be considered to be incorporated by reference into this prospectus and to be a part of this prospectus from the dates of the filing of such documents. The most recent information that we file with the SEC automatically updates and supersedes more dated information. Any statement so updated or superseded will not be deemed, except as so updated or superseded, to constitute a part of this prospectus.

We will provide, without charge, to each person, including any beneficial owner, to whom a copy of this prospectus is delivered, upon written or oral request of such person, a copy of any or all of the reports and documents referred to above that have been incorporated by reference into this prospectus. You should direct requests for those documents to the following address:

Integral Ad Science Holding Corp.

99 Wall Street, #1950,

New York, New York 10005

Attn: Chief Human Resources Officer

(646) 278-4871

10,000,000 Shares

Integral Ad Science Holding Corp.

Common Stock Offered by the Selling Stockholders

PROSPECTUS SUPPLEMENT

Morgan Stanley	Jefferies

Barclays	Wells Fargo Securities	Evercore ISI

Oppenheimer & Co.	Raymond James	Stifel	BMO Capital Markets	KeyBanc Capital Markets

Scotiabank	Academy Securities	Blaylock Van, LLC	C.L. King & Associates

May 9, 2023